UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
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LKQ Corporation

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March 21, 2016
Dear Fellow Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of LKQ Corporation at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 at 1:30 p.m., Central Time, on May 2, 2016.
This Notice of Annual Meeting and Proxy Statement describe the business to be transacted at the meeting and provide other information concerning LKQ that you should be aware of when you vote your shares.
The principal business of the Annual Meeting will be to elect directors, to ratify the appointment of our independent registered public accounting firm, to re-approve our Management Incentive Plan, to re-approve, and approve an amendment to, our Long Term Incentive Plan, and to hold an advisory vote on executive compensation. We also plan to review the status of the Company’s business at the meeting and answer any questions you may have.
It is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask that you vote your shares as soon as possible.
On behalf of the Board of Directors and management, we would like to express our appreciation for your investment in LKQ Corporation.
Sincerely,

Joseph M. Holsten	Robert L. Wagman
Chairman of the Board	President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2016
Notice is hereby given that the 2016 Annual Meeting of the Stockholders of LKQ Corporation will be held at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603 on Monday, May 2, 2016 at 1:30 p.m., Central Time. The purpose of our 2016 Annual Meeting is to:

1.	Elect ten directors for the ensuing year.
2.	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2016.
3.	Re-approve our Management Incentive Plan to maintain qualification of payouts under the plan as tax-deductible performance-based compensation.
4.	Re-approve, and approve an amendment to, our Long Term Incentive Plan to maintain qualification of payouts under the plan as tax-deductible performance-based compensation.
5.	Hold an advisory vote on executive compensation.
6.	Transact such other business as may be properly brought before the 2016 Annual Meeting or any adjournment or postponement of the 2016 Annual Meeting.
We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to stockholders over the Internet. We believe that this e-proxy process lowers our costs and reduces the environmental impact of our Annual Meeting. On or about March 21, 2016, we began mailing to certain stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials and how to vote online. All other stockholders will receive the proxy materials by mail.
You can vote at the 2016 Annual Meeting in person or by proxy if you were a stockholder of record on March 7, 2016. Whether or not you plan to attend, please review our proxy materials and submit your vote by proxy. Instructions for voting are included in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials. You may revoke your proxy at any time prior to its use at the 2016 Annual Meeting.

By Order of the Board of Directors

Victor M. Casini
Senior Vice President, General Counsel and Corporate Secretary
March 21, 2016

YOU ARE URGED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

LKQ CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 2, 2016

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INTRODUCTION
We have sent you this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares of the common stock of LKQ Corporation at our upcoming annual meeting of stockholders for 2016 (the “2016 Annual Meeting”). In this Proxy Statement, the words “LKQ,” “Company,” “we,” “our,” “ours,” and “us” refer to LKQ Corporation and its subsidiaries.
In accordance with rules promulgated by the Securities and Exchange Commission (the “SEC”), the information below included under the captions “Report of the Audit Committee” and “Compensation Committee Report” will not be deemed to be filed or to be proxy soliciting material or incorporated by reference in any prior or future filings by us under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Exchange Act”).
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Important Notice of Internet Availability of Proxy Materials for the Stockholder Meeting to be Held on Monday, May 2, 2016
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (the “2015 Annual Report”) and this Proxy Statement are available at: https://materials.proxyvote.com/501889.

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to the owners of our stock. All stockholders have the ability to access our proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a printed set of our proxy materials. Instructions on how to access our proxy materials over the Internet or to request a printed copy of our proxy materials may be found in the Notice of Internet Availability of Proxy Materials. In addition, stockholders may request to receive proxy materials in printed form on an ongoing basis. We believe this process should expedite your receipt of our proxy materials and reduce the environmental impact of the 2016 Annual Meeting. We are mailing the Notice of Internet Availability of Proxy Materials to our stockholders on or about March 21, 2016.
Date, Time and Place of the Meeting
The 2016 Annual Meeting will be held on Monday, May 2, 2016, at 1:30 p.m., Central Time, at 135 South LaSalle Street, 43rd Floor, Chicago, Illinois 60603. To obtain directions to attend the meeting, please contact our Corporate Secretary. Our principal executive offices are located at 500 West Madison Street, Suite 2800, Chicago, Illinois 60661 (telephone: 312-621-1950). Admission to the meeting is limited to our stockholders (or their proxy holders) and other invited guests.
Purpose of the Meeting
The purpose of the 2016 Annual Meeting is to vote on the following:
1. The election of ten directors, each to serve for a term of one year (or until his or her successor is duly elected and qualified);
2. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016;
3. The re-approval of our Management Incentive Plan to maintain qualification of payouts under the plan as tax-deductible performance-based compensation;
4. The re-approval of, and approval of an amendment to, our Long Term Incentive Plan to maintain qualification of payouts under the plan as tax-deductible performance-based compensation;
5. On an advisory basis, executive compensation; and
6. The transaction of any other business properly brought before the 2016 Annual Meeting or any adjournment or postponement of the 2016 Annual Meeting.
Who Can Vote
Stockholders of record at the close of business on March 7, 2016, the record date, will be entitled to notice of and to vote at the 2016 Annual Meeting or any adjournment or postponement of the meeting. As of March 7, 2016, there were 306,276,191 shares of our common stock outstanding. A list of the stockholders entitled to vote at the 2016 Annual Meeting will be open to the examination of any of our stockholders, for any purpose germane to the 2016 Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the 2016 Annual Meeting at our principal executive offices. Each share of our common stock is entitled to one vote on each matter to be voted on at the meeting.
How You Can Vote
You may vote in one of the following three ways:
By the Internet
Go to www.proxyvote.com 24 hours a day, 7 days a week, and follow the instructions. You will need the 12 or 16-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that is sent to you. The internet voting system allows you to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT on May 1, 2016.
By Telephone
On a touch-tone telephone, call toll-free 1-800-690-6803, 24 hours a day, 7 days a week, and follow the instructions. You will need the 12 or 16-digit control number that is included in the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form that is sent to you. As with internet voting, you will be able to confirm that the system has properly recorded your votes. This method of voting will be available up until 11:59 p.m. EDT on May 1, 2016.
By Mail
If you are a stockholder of record and you elect to receive your proxy materials by mail, you can vote by marking, dating and signing your proxy card exactly as your name appears on the card and returning it by mail in the postage-paid envelope that will be provided to you. If you hold your shares in street name and you elect to receive your proxy materials by mail, you can vote by completing and mailing the voting instruction form that will be provided by your bank, broker or other nominee. You should mail the proxy card or voting instruction form in plenty of time to allow delivery prior to the meeting. Do not mail the proxy card or voting instruction form if you are voting over the internet or by telephone.
If you vote before the 2016 Annual Meeting, the named proxies will vote your shares as you direct. If you send in your proxy card or voting instruction form or use Internet voting but do not specify how you want to vote your shares, the proxies will vote your shares in accordance with how the Board of Directors recommends that you vote as set forth below under “How the Board Recommends that You Vote.”
How the Board Recommends that You Vote
The Board of Directors unanimously recommends that you vote:
•FOR all of the nominees for election to the Board of Directors in Proposal No. 1 - Election of our Board of Directors;
•FOR Proposal No. 2 - Ratification of appointment of our independent registered public accounting firm;
•FOR Proposal No. 3 - Re-approval of our Management Incentive Plan;
•FOR Proposal No. 4 - Re-approval of, and approval of an amendment to, our Long Term Incentive Plan; and
•FOR Proposal No. 5 - Approval, on an advisory basis, of the compensation of our named executive officers.
How You May Revoke or Change Your Vote
If you are a stockholder whose shares are registered in your name, you may revoke your proxy at any time before it is voted by one of the following methods:

•	Submitting another proper proxy with a more recent date than that of the proxy first given by following the Internet voting instructions or completing, signing, dating and returning a proxy card;

•	Sending written notice of revocation to our Corporate Secretary; or

•	Attending the 2016 Annual Meeting and voting by ballot.
If you hold your shares through a broker, bank or other nominee, you may revoke your proxy by following instructions the broker, bank or other nominee provides.

Quorum Requirement
The presence at the 2016 Annual Meeting, in person or represented by proxy, of a majority of the outstanding shares of our common stock as of the record date will constitute a quorum for the transaction of business at the 2016 Annual Meeting. Shares represented by “broker non-votes” and by proxies marked “abstain” are counted in determining whether a quorum is present for the transaction of business at the 2016 Annual Meeting. A “broker non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals and has not received instructions from its client as to how to vote on a particular proposal.
Vote Required
For Proposal No. 1 -- Election of our Board of Directors, you may vote “for,” “against” or “abstain” with respect to the election of each director. In an uncontested election, each director will be elected by a vote of the majority of the votes cast. A majority of votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director. We will not treat as a vote cast any share (a) that is otherwise present at the meeting but for which there is an abstention, or (b) otherwise present at the meeting as to which a shareholder gives no authority or direction. In a contested election, the directors will be elected by a plurality of the votes cast, meaning the directors receiving the largest number of “for” votes will be elected. A contested election is one in which:

•	as of the last day for giving notice of a stockholder nominee, a stockholder has nominated a candidate for director according to the requirements of our Bylaws; and

•	as of the date that notice of the meeting is given, the Board of Directors considers that a stockholder candidacy has created a bona fide election contest.
In an uncontested election, a nominee who does not receive a majority vote will not be elected. If a nominee for director is not elected and the nominee is an incumbent director, the director must tender his or her resignation to the Board of Directors, subject to acceptance by the Board of Directors. Normally, the Governance/Nominating Committee will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the Governance/Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Governance/Nominating Committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Governance/Nominating Committee or the decision of the Board of Directors with respect to his or her resignation.
The Board of Directors may decrease the size of the Board or may fill any vacancy resulting from the non-election of a director as provided in our Bylaws. Additional details about this process are specified in our Bylaws, which are available on our website at www.lkqcorp.com.
For Proposals No. 2 through No. 5, you may vote “for,” “against” or “abstain” with respect to each proposal. Each proposal will be decided by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2016 Annual Meeting. Proposal No. 5 is an advisory vote only. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders other than elections of directors. Thus, an abstention from voting on a matter has the same legal effect as a vote against that matter. Broker non-votes and directions to withhold authority are counted as present, but are deemed not entitled to vote on proposals for which brokers do not have discretionary authority and, therefore, have no effect, other than to reduce the number of affirmative votes needed to approve a proposal.
We have appointed a representative of Broadridge Financial Solutions as our independent inspector of election. The representative will determine whether a quorum is present and will tabulate all votes cast at our 2016 Annual Meeting.
Discretionary Voting and Adjournments
We currently are not aware of any business to be acted upon at the 2016 Annual Meeting other than that described in this Proxy Statement. If, however, other matters properly are brought before the 2016 Annual Meeting, or any adjournment or postponement of the 2016 Annual Meeting occurs, your proxy includes discretionary authority on the part of the individuals appointed to vote your common stock or act on those matters according to their best judgment, including to adjourn the 2016 Annual Meeting.
The 2016 Annual Meeting may be adjourned for the purpose of, among other things, soliciting additional proxies. The meeting may be adjourned from time to time by approval of the holders of common stock representing a majority of the votes present in person or by proxy at the 2016 Annual Meeting, whether or not a quorum exists, without further notice other than by an announcement made at the 2016 Annual Meeting. We currently do not intend to seek an adjournment of the 2016 Annual Meeting.

PROPOSAL NO. 1
ELECTION OF OUR BOARD OF DIRECTORS
Nominees
Ten directors are to be elected at the 2016 Annual Meeting. We have designated the persons named below as nominees for election as directors. If elected, they will serve for a term expiring at our annual meeting of stockholders in 2017 or until their successors are elected and qualified or until their earlier death, resignation, disqualification or removal. All of the nominees are serving as directors as of the date of this Proxy Statement.
Unless you otherwise instruct us, your properly executed proxy that is returned in a timely manner will be voted for election of these ten nominees. If, however, any of these nominees should be unable or should fail to act as a nominee because of an unexpected occurrence, your proxy will be voted for such other person as the holders of your proxy, acting in their discretion, may determine. In the alternative, the Board of Directors may reduce the number of directors to be elected.
The names of the nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position(s)
Sukhpal Singh Ahluwalia	57	November 2014	Chairman of Euro Car Parts Limited
A. Clinton Allen	72	May 2003	Lead Independent Director
Robert M. Hanser	62	November 2015	Director
Joseph M. Holsten	63	February 1999	Chairman of the Board
Blythe J. McGarvie	59	March 2012	Director
Paul M. Meister	63	February 1999	Director
John F. O'Brien	72	July 2003	Director
Guhan Subramanian	45	January 2013	Director
Robert L. Wagman	51	November 2011	President and Chief Executive Officer
William M. Webster, IV	58	June 2003	Director
Biographical information concerning our ten nominees is presented below.
Sukhpal Singh Ahluwalia. Mr. Ahluwalia was elected to our Board of Directors in November 2014. In addition, he became the Chairman of our United Kingdom operations in November 2014. In 1978, Mr. Ahluwalia founded Euro Car Parts Limited, a distributor of aftermarket mechanical vehicle replacement parts in the U.K., and served as its Managing Director. LKQ Corporation acquired Euro Car Parts in October 2011. Mr. Ahluwalia continued serving as the Managing Director of Euro Car Parts until June 2014. He also is Chairman of Dominvs Group, a London-based company specializing in the acquisition, development and management of commercial, industrial, hospitality and residential property across the U.K. On October 5, 2008, a Joint Administrator was appointed under the U.K. Insolvency Act 1986 for Euro Car Parts Logistics Limited, a company of which Mr. Ahluwalia had been a director.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Ahluwalia should serve as a director of LKQ include his deep knowledge of the U.K. and European vehicle parts aftermarket industry, his extensive world-wide industry contacts, and his experience of founding and building the Euro Car Parts business.
A. Clinton Allen. Mr. Allen currently is Chairman and Chief Executive Officer of A.C. Allen & Company, a holding company. Mr. Allen was Vice Chairman of Psychemedics Corporation, a provider of drug testing services, from October 1989 until March 2002, and Chairman of Psychemedics Corporation from March 2002 until he retired from the Psychemedics board in November 2003. He rejoined the board of directors of Psychemedics in October 2015. Mr. Allen was Vice Chairman and a director of The DeWolfe Companies, Inc., a real estate company, from 1991 until it was acquired by Cendant Corporation in September 2002. He was a founding director of Blockbuster Entertainment Inc., an operator of video rental stores, serving from 1987 until the company was sold to Viacom in 1994. Additionally, he was a director and member of the executive committee of Swiss Army Brands Inc., a worldwide company selling knives, watches and related accessories, from 1995 until it was acquired by Victorinox Corporation in August 2002. Mr. Allen is the non-executive Chairman of Collector’s Universe, Inc., a provider of services and products to dealers and collectors of high-end collectibles; and a director of Brooks Automation, a provider of automation technology to the semiconductor industry. He also served as a director of Avantair, Inc., a seller and manager of fractional ownerships of professionally piloted aircraft, from 2007 to 2013. In March 2011, Mr. Allen was elected as our Lead Independent Director. Mr. Allen holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.

The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Allen should serve as a director of LKQ include his expertise in the areas of corporate governance and responsibility, audit practices and executive compensation. His qualifications in these areas have helped us formulate our corporate governance principles. Mr. Allen also serves on both our Audit Committee and our Governance/Nominating Committee because of his knowledge in these areas. His experience as the Chief Executive Officer of a public company and his knowledge gained serving on the audit committees of public companies qualify him as an audit committee financial expert.
Robert M. Hanser. Mr. Hanser joined our Board of Directors in November 2015. Mr. Hanser was employed for 23 years with Robert Bosch GmbH, a German multinational engineering and electronics company. He held various positions at Bosch in various countries, including at its Automotive Aftermarket Division, Power Tools Division, Blaupunkt/Car Multimedia Division, and Sales and Marketing Division. Mr. Hanser most recently was the President of Bosch’s Automotive Aftermarket Division from July 2006 to June 2013. Since retiring in June 2013, he has been serving as a part-time member of the Board of Management of Bosch Management Support, an internal “senior experts” consulting business.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Hanser should serve as a director of LKQ include his extensive experience in the automotive aftermarket industry, which should assist our efforts to improve and expand this segment of our business, and his familiarity with and reputation in the European automotive industry, which we view as a key geographic area for our existing business and planned expansion.
Joseph M. Holsten. Mr. Holsten has been our Chairman of the Board since November 2011. He joined us in November 1998 as our President and Chief Executive Officer. He was elected to our Board of Directors in February 1999. In November 2010, Mr. Holsten was appointed as Vice Chairman of our Board of Directors. On January 1, 2011, his officer position changed to Co-Chief Executive Officer as part of his transition to retirement. He retired from his officer position in January 2012. Prior to joining us, Mr. Holsten held various positions of increasing responsibility with the North American and International operations of Waste Management, Inc. for approximately 17 years. From February 1997 until July 1998, Mr. Holsten served as Executive Vice President and Chief Operating Officer of Waste Management, Inc. From July 1995 until February 1997, he served as Chief Executive Officer of Waste Management International, plc where his responsibility was to streamline operating activities. Prior to working for Waste Management, Mr. Holsten was a staff auditor at a public accounting firm. Mr. Holsten also has served since May 2009 as a member of the Board of Directors of Covanta Holding Corporation, a company in the energy-from-waste, profiled waste and ferrous metals business. Mr. Holsten holds an Advanced Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Holsten should serve as a director of LKQ include primarily his unparalleled knowledge of our business and our industry. Mr. Holsten has been with us almost since our inception and from that time has become intimately familiar with all aspects of our business, including in particular operational and financial matters as well as mergers and acquisitions in domestic and international markets. His knowledge and experience provide a critical component for the proper functioning of our Board. Mr. Holsten also brings to our Board his significant operational experience from his key positions at Waste Management. He also brings financial accounting skills to our Board through his qualification as a Certified Public Accountant, his attainment of an MBA in finance and accounting, and his prior work at a public accounting firm.
Blythe J. McGarvie. Ms. McGarvie most recently was a member of the faculty of Harvard Business School teaching in the accounting and management unit from July 2012 until June 2014. Prior to joining the Harvard Business School faculty, Ms. McGarvie served for ten years as Chief Executive Officer and Founder of Leadership for International Finance, a global consulting firm specializing in leadership seminars for corporate and academic groups. During this period, she co-founded and served as Senior Fellow for Northwestern University’s Kellogg Innovation Network and was a visiting leader at the Shanghai-based China Europe International Business School. Prior to 2003, Ms. McGarvie was Chief Financial Officer for BIC Group, a publicly-traded consumer goods company with operations in 36 countries, based in Paris, France. Prior to moving to Paris, Ms. McGarvie was Chief Financial Officer for Hannaford Bros. Co, a Fortune 500 retailing company, between 1994 and 1999. She serves on the board of directors of Viacom Inc., a global entertainment content company, and currently is the chairperson of the Viacom audit committee. Ms. McGarvie is also a member of the board of directors of Accenture plc, a global management consulting, technology services and outsourcing company, and a member of the board of directors of Sonoco Products Company, a manufacturer of industrial and consumer packaging products. She was a member of the board of directors of The Travelers Company, Inc. from 2003 through May 2011. Ms. McGarvie is a Certified Public Accountant and earned an MBA from Northwestern University’s J.L. Kellogg Graduate School of Management. Ms. McGarvie holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Ms. McGarvie should serve as a director of LKQ include her significant experience in the fields of finance and accounting and her international experience. In addition, she has served on publicly-traded companies as a board member since 2001 and has considerable experience with corporate governance matters. Ms. McGarvie’s MBA with a concentration in accounting and marketing, her status as a Certified Public Accountant and her business experience as a Chief Financial Officer qualify her as an audit committee financial expert.
Paul M. Meister. Mr. Meister is President of MacAndrews & Forbes Holdings Inc., a holding company with interests in a diversified portfolio of public and private companies. He is also Co-Founder of Liberty Lane Partners, LLC, a private investment company with investments in healthcare, technology, and distribution-related industries, and Perspecta Trust, a trust company that provides trust and investment services. Mr. Meister previously served as Chairman and Chief Executive Officer of InVentiv Health, a leading provider of commercial, consulting and clinical research services to the pharmaceutical and biotech industries. He formerly was Chairman of the Board of Thermo Fisher Scientific Inc., a provider of products and services to businesses and institutions in the field of science, which was formed by the merger of Fisher Scientific International Inc. and Thermo Electron Corporation in November 2006. Mr. Meister was Vice Chairman of Fisher Scientific International Inc. from 2001 to 2006, and served as its chief financial officer from 1991 to 2001. Fisher Scientific International provided products and services to research, healthcare, industrial, educational and government markets. Mr. Meister is a member of the Board of Directors of Scientific Games Corporation, which provides customized, end-to-end solutions to the gaming industry, Quanterix Corporation, a developer of ground-breaking tools in high definition diagnostics, and inVentiv Health. Mr. Meister is Co-Chair of the University of Michigan’s Life Sciences Institute External Advisory Board and serves on the Executive Advisory Board of the Chemistry of Life Processes Institute at Northwestern University.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Meister should serve as a director of LKQ include his executive positions with an S&P 500 company, including Chairman of the Board and Chief Financial Officer, and his MBA in Finance and Accounting. Mr. Meister provides sound judgment and discernment to our Board from the experience gained in his key roles with Fisher Scientific International and Thermo Fisher Scientific and from his significant experience with mergers and acquisitions. His ten years as a Chief Financial Officer and his MBA in Finance and Accounting qualify him as an audit committee financial expert.
John F. O'Brien. Mr. O’Brien retired in 2002 as the Chief Executive Officer of Allmerica Financial Corporation, a public insurance company. In addition to serving on our Board of Directors, he is a director and non-executive chairman of Cabot Corporation, a global specialty chemicals corporation; the Lead Director of The TJX Companies, Inc., an off-price retailer of apparel and home fashions; and a director of a family of registered investment companies managed by BlackRock, an investment management advisory firm. From August 1989 to November 2002, Mr. O’Brien was President and Chief Executive Officer of Allmerica Financial Corporation. From 1968 to 1989, Mr. O’Brien held several positions at Fidelity Investments, including Group Managing Director of FMR Corporation (from 1986 to 1989), Chairman of Institutional Services Company (from 1986 to 1989) and Chairman of Brokerage Services, Inc. (from 1984 to 1989). Mr. O’Brien holds a Masters Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes, and skills that led to the conclusion that Mr. O’Brien should serve as a director of LKQ include his tenure as the President and CEO of a Fortune 500 insurance company and over 35 years of experience in the insurance and investment management industries. His insurance and financial experience provide him with skills and knowledge that he is able to contribute to our Board’s oversight with regard to LKQ’s relationship with the insurance industry. Moreover, he is able to provide oversight with regard to budgeting, financial planning, and the appropriate financial strength and capital structure of the Company. Mr. O’Brien’s continuing education regarding corporate governance matters in part led to his election as the chairman of our Governance/Nominating Committee.
Guhan Subramanian. Mr. Subramanian was elected to our board in January 2013. He is currently the Joseph Flom Professor of Law and Business at the Harvard Law School and the H. Douglas Weaver Professor of Business Law at the Harvard Business School. He is the first person in the history of Harvard University to hold tenured appointments at both the Harvard Law School and the Harvard Business School. At the Harvard Law School he teaches courses in negotiations and corporate law. At the Harvard Business School he teaches in several executive education programs including Strategic Negotiations, Changing the Game, and Making Corporate Boards More Effective. He is the faculty chair for the JD/MBA program at Harvard University and the vice chair for research at the Harvard program on negotiation. Prior to joining the Harvard faculty in September 1999, Mr. Subramanian spent three years at McKinsey & Company as a consultant in their New York, Boston, and Washington, D.C. offices. He also holds a Masters Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Subramanian should serve as a director of LKQ include his extensive knowledge of corporate law, corporate governance and business negotiations. His positions at Harvard Law School and Harvard Business School provide Mr. Subramanian with continuous exposure and insight into the key issues and developments affecting boards of directors and the businesses they oversee. In addition, his role as an instructor in executive education programs allows Mr. Subramanian to exchange ideas and gain knowledge from numerous prominent business leaders.
Robert L. Wagman. Mr. Wagman became our President and Chief Executive Officer on January 1, 2012. He was elected to our Board of Directors in November 2011. Mr. Wagman was our President and Co-Chief Executive Officer from January 1, 2011 to January 1, 2012. Prior thereto, he had been our Senior Vice President of Operations -- Wholesale Parts Division, with oversight of our wholesale late model operations, since August 2009. Prior thereto, from October 1998, Mr. Wagman managed our insurance company relationships, and from February 2004, added to his responsibilities the oversight of our aftermarket product operations. He was elected our Vice President of Insurance Services and Aftermarket Operations in August 2005. Before joining us, Mr. Wagman served from April 1995 to October 1998 as the Outside Sales Manager of Triplett Auto Parts, Inc., a recycled auto parts company that we acquired in July 1998. He started in our industry in 1987 as an Account Executive for Copart Auto Auctions, a processor and seller of salvage vehicles through auctions.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Wagman should serve as a director of LKQ include his extensive experience and knowledge regarding the operations of our company and the industry in which we operate. He has been with our company for close to 18 years and has been involved in our industry for almost 29 years. This experience and knowledge makes Mr. Wagman a key contributor to the deliberations of the Board of Directors. In addition, Mr. Wagman is the primary management liaison to the Board of Directors in his position as our Chief Executive Officer.
William M. Webster, IV. Mr. Webster was the co-founder and Chairman of the Board of Directors of Advance America, Cash Advance Centers, Inc., the largest payday advance lender in the United States. He served as the Chairman of the Board of Advance America from January 2009 to April 2012 when Advance America was sold to Group Electra. Prior to founding Advance America in 1997, Mr. Webster was part of the Bush-Clinton transition team and subsequently served the Clinton Administration in various capacities, including Chief of Staff to the Secretary of Education, Richard W. Riley, and as Assistant to the President and Director of Scheduling and Advance in the White House. Mr. Webster is a director and chairman of the Audit Committee of Golub Capital BDC, Inc., an investment company focusing on the middle market. Mr. Webster is also a director of Greenville Health System, the largest employer in South Carolina, and of Compass Systems, Inc., an engineering services company. Mr. Webster holds an Executive Masters Professional Director Certification from the American College of Corporate Directors.
The specific experience, qualifications, attributes or skills that led to the conclusion that Mr. Webster should serve as a director of LKQ include his experience as Chairman of the Board and Chief Executive Officer of Advance America, Cash Advance Centers, Inc. and his past service as a member of the Board of Advisors of Golub Capital, an affiliate of Golub Capital BDC, LLC and a leading provider of financing solutions for the middle market. These roles give Mr. Webster a unique perspective with respect to financing matters involving LKQ. Mr. Webster also graduated from the University of Virginia Law School, and he brings to our Board of Directors analytical skills developed through his legal education.
We recommend that you vote “FOR” the election
of each of the nominees for director.

Nominating Process
The Governance/Nominating Committee will consider recommendations for nominees for directorships submitted by stockholders and will apply the same evaluation to such recommendations submitted by stockholders as to recommendations submitted by any other person or entity. The Governance/Nominating Committee operates under a written charter, which is available on our corporate website at www.lkqcorp.com. The charter includes a statement of the competencies and personal attributes of nominees to the Board of Directors to be used as a guideline in connection with their evaluation.
Some of the competencies and personal attributes that the Governance/Nominating Committee considers include a nominee’s experience, general judgment and knowledge, grasp of the Company’s business, understanding of the function of the Board to represent stockholders’ interests, willingness to devote adequate time to board duties, ability to effectively communicate, and demonstration of vision and leadership. In identifying nominees for director, the Governance/Nominating Committee seeks persons with diverse and complementary (as opposed to overlapping) competencies and attributes. The Governance/Nominating Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age or national origin.
Stockholders who wish the Governance/Nominating Committee to consider their recommendations for nominees for the position of director should submit their recommendations in writing to the Governance/Nominating Committee in care of the Corporate Secretary of the Company at the Company’s principal executive offices, as described in the section below entitled “Other Information -- Submitting Your Proposals for the 2017 Annual Meeting.”
CORPORATE GOVERNANCE
Corporate Governance Guidelines
Our Corporate Governance Guidelines establish our corporate governance principles and practices on a variety of topics, including:

•	Board composition, independence and membership criteria

•	Length of board service and the review process upon a change in status of a director

•	Board meeting procedures

•	Board committees, committee membership selection, and committee functions

•
Director rights and responsibilities, including access to information, the retention of independent experts, orientation and education programs, an annual evaluation of its governance practices, and risk oversight

Performance Evaluation
Currently, each year the Chairman of the Board interviews each director to obtain his or her assessment of the effectiveness of the Board and its committees, director performance, board dynamics, and the relationship with management. The results of such interviews are summarized and presented to the Board of Directors for discussion. In addition, the chair of each Board committee annually conducts an evaluation with the committee members of the performance and procedures of the committee.
Board Leadership Structure
We have different persons in the roles of Chairman of the Board and Chief Executive Officer. Mr. Holsten has been our Chairman of the Board since November 2011. Mr. Wagman has been our Chief Executive Officer since January 2012. We believe that this leadership structure is appropriate for our Company because our Chairman of the Board and our Chief Executive Officer complement each other in their common objective of promoting the best interests of our stockholders. Mr. Holsten led our Company as its top executive from November 1998 through December 2011 (as the Co-Chief Executive Officer during the 2011 calendar year), after which he retired from his officer position. He had assumed the Chairman of the Board position shortly after the death of Donald Flynn, the former Chairman. Mr. Holsten brings to the Chairman of the Board position a great deal of experience operating companies and also has a strong financial accounting background. Mr. Wagman has worked in our industry for almost 29 years and adds his extensive knowledge of the operations side of our business. Messrs. Holsten and Wagman are able to apply their different yet complementary strengths to give the Board of Directors a unique perspective with respect to the key business issues that arise and help the Board to make well-informed decisions regarding such issues.
Our Board of Directors has designated A. Clinton Allen as our Lead Independent Director. Mr. Allen leads the executive sessions of our independent directors and focuses particular attention on our corporate governance matters. We believe that in fulfilling this role Mr. Allen complements the strengths of our Chairman and Chief Executive Officer described above and strengthens our Board’s leadership.
Role of Board of Directors in Our Risk Management Process
We have well developed processes in place to manage our key strategic, operational, financial, and compliance risks. Our entire Board of Directors is responsible for monitoring and evaluating the risks we face and our risk management processes. We implement our risk management processes through the periodic disclosure to the Board of such risks by each of our Chairman of the Board and our Chief Executive Officer and other appropriate executives (including our Chief Financial Officer and our General Counsel) with respect to such matters as acquisitions, capital raising transactions, financial accounting matters and legal issues. In addition, our annual strategic planning and budgeting process includes identification of risks and a sensitivity analysis, which is reviewed with our Board. Our Internal Audit department develops a risk-based audit plan annually that is reviewed with our Audit Committee, along with the results of internal audit reviews and activities. We believe that the Board’s oversight of risks is enhanced by our leadership structure because the Board often receives more than one point of view regarding the risks, thereby leading to a more thorough analysis of the matter.
Director Independence

The Board, following consideration of all relevant facts and circumstances and upon recommendation of the Governance/Nominating Committee, has affirmatively determined that each nominee for election as a director (except Messrs. Ahluwahlia, Holsten and Wagman) is independent in that each such person has no material relationship with the Company, our management or our independent registered public accounting firm, and otherwise meets the independence and other requirements of the listing standards of Nasdaq, the rules and regulations of the SEC and applicable law. In determining the independence of the directors, the Board considered, among other things, the following transactions: (a) in December 2015, the Company entered into a joint venture arrangement with Continental Engines Limited, of which Mr. Ahluwalia is a director; (b) the Company pays for directors to attend education programs, including programs sponsored by the American College of Corporate Directors, with which Mr. Allen is affiliated; and (c) Robert Bosch GmbH, which Mr. Hanser serves as a consultant, supplies vehicle parts to affiliates of the Company. All of the transactions were entered into in the ordinary course of business and involved the purchase or provision of goods or services at arm’s-length negotiated rates. Our board has determined that these transactions were not material relationships under the Nasdaq rules and do not otherwise impair the independence of our directors. The Board determined that Mr. Ahluwahlia is not independent due to his status as Chairman of our United Kingdom operations, that Mr. Holsten is not independent due to his status as an executive officer of the Company through December 31, 2011 and his ongoing consulting arrangement, and that Mr. Wagman is not independent due to his status as a current executive officer of the Company.
Director Attendance
The Board held nine meetings (four regular and five special) during fiscal 2015. Each incumbent director attended at least 75% of the aggregate total number of meetings held by the Board and all committees on which such director served that were held during the period during which such director served as a director. At its regular meetings, the independent members of the Board typically hold executive sessions without management present. Four executive sessions were held in 2015.
We encourage all of our directors to attend our annual meeting of stockholders, and we customarily schedule a regular Board meeting on the same day as our annual meeting. All persons who were directors at the time attended our annual meeting of stockholders in 2015 except Mr. Webster.
Director Stock Ownership Guidelines
The Board has established stock ownership guidelines which provide that each non-employee director is expected to hold a minimum of 20,000 shares (pledged shares do not count toward this minimum) and to provide that such ownership amount would be obtained within five years after first becoming subject to the guidelines. Each of our non-employee directors is currently in compliance with the stock ownership requirements. The four non-employee directors that own less than 20,000 shares have not been subject to the guidelines for five years. The complete guidelines can be found on our website at www.lkqcorp.com (click the “Corporate Governance” link under “Investor Relations”).
Hedging/Pledging
The Company’s policies prohibit directors from engaging in hedging transactions involving our common stock. In addition, shares that are pledged do not count toward the stock ownership requirements of our directors.

Committees of the Board
Our Board has four standing committees. They are the Audit Committee, the Compensation Committee, the Governance/Nominating Committee and the Government Affairs Committee. The Board reviews and determines the membership of the committees at least annually, with input from the Governance/Nominating Committee. The following table sets forth the current membership of the committees.

Name	Audit Committee	Compensation Committee	Governance/ Nominating Committee	Government Affairs Committee
Sukhpal Singh Ahluwalia	—	—	—	Member
A. Clinton Allen	Member	—	Member	—
Ronald G. Foster *	—	Member	—	Member
Robert M. Hanser	—	—	—	Member
Joseph M. Holsten	—	—	—	Member
Blythe J. McGarvie	Chairperson	—	Member	—
Paul M. Meister	Member	Chairperson	—	—
John F. O'Brien	—	Member	Chairperson	—
Guhan Subramanian	Member	—	Member	—
William M. Webster IV	—	Member	—	Chairperson
* Mr. Foster is not standing for re-election at the 2016 Annual Meeting.
The functions and membership of each committee are described below.
Audit Committee.    The Audit Committee’s functions include selecting our independent registered public accounting firm and recommending that firm for ratification by stockholders; reviewing the arrangements for, and scope of, the independent registered public accounting firm’s examination of our financial statements; reviewing the activities of our internal audit department; meeting with the independent registered public accounting firm and certain of our officers to review the adequacy and appropriateness of our system of internal control and reporting, our critical accounting policies, and our public financial disclosures; reviewing compliance with our codes of ethics; and performing any other duties or functions deemed appropriate by the Board of Directors.
All of the Audit Committee members satisfy the independence, financial literacy, and expertise requirements of the rules of Nasdaq. Our Board of Directors has determined that each of Ms. McGarvie, Mr. Allen and Mr. Meister satisfies the requirements to be designated an “audit committee financial expert” under the rules and regulations of the SEC. The Audit Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Audit Committee met nine times during 2015.
Compensation Committee.    The Compensation Committee is responsible for establishing and making recommendations to the Board of Directors regarding compensation to be paid to our executive officers and is responsible for the administration and interpretation of, and the granting of awards under, our incentive compensation plans. All of the Compensation Committee members are independent as defined in Nasdaq's listing standards. The Compensation Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Compensation Committee met five times during 2015.
The compensation of our executive officers is determined through a process involving our Chairman of the Board, our Chief Executive Officer and our Compensation Committee. Our Chairman of the Board typically determines the proposed compensation of our Chief Executive Officer. Our Chief Executive Officer typically determines the proposed compensation of the remaining executive officers. The Compensation Committee holds a meeting near the beginning of each calendar year to consider the proposed compensation amounts for that year and to make final determinations. The executive officers are not present during the deliberations and final decisions by the Compensation Committee concerning executive compensation (except for the General Counsel who serves as the corporate secretary of the meeting).
Governance/Nominating Committee.    The Governance/Nominating Committee is responsible for developing policies and processes designed to provide for effective and efficient governance by the Board of Directors and for identifying qualified individuals and nominating such individuals for membership on the Board of Directors and its committees. All of the members of the Governance/Nominating Committee are independent as defined in Nasdaq's listing standards. The Governance/Nominating Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Governance/Nominating Committee met four times during 2015.

Government Affairs Committee.    The responsibilities of the Government Affairs Committee are to monitor our compliance with regulatory requirements, to oversee any significant legislative or regulatory issues affecting us, and to provide guidance with respect to our initiatives involving federal, state and foreign governments. The Government Affairs Committee oversees any lobbying activity engaged in by LKQ. The Government Affairs Committee operates pursuant to a charter, which is available on our corporate website at www.lkqcorp.com. The Government Affairs Committee met four times in 2015.
Stockholder Communications with the Board of Directors
Stockholders desiring to contact the Board of Directors or any committee of the Board should address the communication to LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, Attention: Corporate Secretary, with a request to forward the communication to the intended recipient. All such communications will be forwarded unopened.
Compensation Committee Interlocks and Insider Participation
The Compensation Committee is currently composed of Messrs. Foster, Meister, O’Brien and Webster. It determines the compensation of our executive officers. None of Messrs. Foster, Meister, O’Brien or Webster is or was an officer or employee of the Company nor are any of our directors officers of any other entity for which one of our executive officers served as a director or makes compensation decisions.
DIRECTOR COMPENSATION
Director Fees
The compensation of each non-employee director during 2015 included (a) quarterly cash compensation of $25,000, and (b) an annual grant of restricted stock units (“RSUs”) with a value on the grant date of approximately $100,000. The 2015 equity grant will vest in May 2016, one year after the date of grant. Director compensation is determined by the Board of Directors. The Board periodically reviews the components and amounts of director compenstheation to determine if any adjustments are appropriate. In March 2016, the Board of Directors retained the compensation consulting firm Frederic W. Cook & Co., Inc. (“F.W. Cook”) to review our non-employee director compensation program. After considering the F.W. Cook report, the Board of Directors increased to $110,000 the value of the annual RSU grant commencing with the grant scheduled for May 2016.
Non-employee directors also received the following quarterly cash payments for serving on committees of the board: $6,250 and $3,750 by each of the chairman and the other members of the Audit Committee, respectively; $3,750 and $2,500 by each of the chairman and the other members of the Compensation Committee, respectively; $3,000 and $2,000 by each of the chairman and the other members of the Governance/Nominating Committee, respectively; and $3,000 and $2,000 by each of the chairman and the other members of the Government Affairs Committee, respectively. In addition, the Chairman of the Board received a quarterly compensation amount of $12,500, and our Lead Independent Director received a quarterly compensation amount of $6,250. Neither Mr. Holsten nor Mr. Ahluwalia receives compensation for serving on the Government Affairs Committee.
Each director has the option, by making an election by December 31 of each year, to receive the cash portion of director compensation for the following calendar year in shares of our common stock instead of cash. None of our directors elected to receive his or her cash compensation for 2015 in shares of our common stock. Directors are also reimbursed for their out-of-pocket expenses incurred in connection with serving on our Board.
Indemnification
Each member of our Board of Directors is a party to an indemnification agreement with us that assures the director of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Certificate of Incorporation.

Director Compensation Table
The following table provides compensation information for the one year period ended December 31, 2015 for each of our directors that served during 2015 (other than Mr. Wagman).

Name	Fees Earned or Paid in Cash	Stock Awards (1),(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Sukhpal Singh Ahluwalia (3)	—	—	—	—	—	$761,802	$761,802
A. Clinton Allen	$148,000	$100,013	—	—	—	—	$248,013
Ronald G. Foster	$118,000	$100,013	—	—	—	—	$218,013
Robert M. Hanser (4)	$13,425	$49,591	—	—	—	—	$63,016
Joseph M. Holsten (5)	$150,000	$250,026	—	—	—	$290,000	$690,026
Blythe J. McGarvie	$133,000	$100,013	—	—	—	—	$233,013
Paul M. Meister	$130,000	$100,013	—	—	—	—	$230,013
John F. O'Brien	$122,000	$100,013	—	—	—	—	$222,013
Guhan Subramanian	$123,000	$100,013	—	—	—	—	$223,013
William M. Webster IV	$122,000	$100,013	—	—	—	—	$222,013

(1)
The amounts represent the aggregate grant date fair value of awards granted in 2015, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification 718, “Compensation-Stock Compensation” (“FASB ASC Topic 718”). See Note 3 of the consolidated financial statements in our 2015 Annual Report regarding assumptions underlying the valuation of equity awards. Our Equity Incentive Plan is discussed beginning on page 27.

(2)
As of December 31, 2015, the non-employee directors held the following outstanding equity awards: Mr. Allen, 140,000 stock options and 3,623 RSUs; Mr. Foster, 3,623 RSUs; Mr. Hanser, 1,671 RSUs; Mr. Holsten, 64,000 stock options and 40,289 RSUs; Ms. McGarvie, 3,623 RSUs; Mr. Meister, 140,000 stock options and 3,623 RSUs; Mr. O’Brien, 3,623 RSUs; Mr. Subramanian, 3,623 RSUs; and Mr. Webster, 60,000 stock options and 3,623 RSUs.

(3)
The compensation reported for Mr. Ahluwalia is paid pursuant to a Services Agreement between us and Mr. Ahluwalia. For a description of the Services Agreement, see the section entitled “Certain Transactions - Transactions with Related Persons” on page 41.

(4)	Mr. Hanser was first elected to our Board of Directors in November 2015.
(5)
We have a consulting agreement with Mr. Holsten pursuant to which he provides consulting services to us for a five year term, which commenced on January 1, 2012 when he ceased to be employed by us. The agreement may be terminated early by Mr. Holsten for any reason or by us for cause. We have agreed to pay Mr. Holsten $290,000 annually during the term for his consulting services. Also in 2015, Mr. Holsten received RSUs with a grant date fair value equal to $100,013 related to his service as a director, as well as RSUs with a grant date fair value equal to $150,013 related to his service as Chairman of the Board.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board of Directors is responsible for appointing our independent registered public accounting firm, and for recommending such appointment for stockholder ratification. The Audit Committee has selected the accounting firm of Deloitte & Touche LLP to serve as our independent registered public accounting firm for 2016. Deloitte & Touche has served as our independent registered public accounting firm since 1998 and also has provided non-audit services from time to time.
Although ratification is not required by our bylaws or otherwise, our Board of Directors is submitting the selection of Deloitte & Touche to our stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. The Audit Committee will consider the outcome of this vote in its decision to appoint an independent registered public accounting firm but is not bound by our stockholders’ vote. Even if the selection of Deloitte & Touche is ratified, the Audit Committee may change the appointment at any time during the year if it determines a change would be in the best interests of the Company and our stockholders.
Audit Fees and Non-Audit Fees
The following table summarizes the fees and expenses of Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for audit and other services for the periods indicated.

	2015	2014
Audit Fees	$3,426,284	$3,497,050
Audit-Related Fees	426,957	198,889
Tax Fees	608,360	785,396
All Other Fees	—	—
Total Audit and Non-Audit Fees	$4,461,601	$4,481,335
For 2015, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002, providing a consent to incorporate Deloitte & Touche LLP’s report into our registration statement on Form S-3, and foreign statutory audits. Audit-related services primarily consisted of assistance with acquisitions due diligence. Tax services included foreign tax compliance, research and planning. Tax compliance fees totaled $343,328 in 2015.
For 2014, audit services consisted of the audit of our annual consolidated financial statements, the review of our quarterly consolidated financial statements, the audit of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002, providing a consent to incorporate Deloitte & Touche LLP’s report into our registration statement on Form S-4, and foreign statutory audits. Audit-related services consisted of assistance with acquisitions due diligence. Tax services included foreign tax compliance, research and planning. Tax compliance fees totaled $354,236 in 2014.
Policy on Audit Committee Approval of Audit and Non-Audit Services
The Audit Committee’s policy is to approve all audit and permissible non-audit services prior to the engagement of our independent registered public accounting firm to provide such services. The Audit Committee approves, at the beginning of each year, pursuant to detailed approval procedures, certain specific categories of permissible non-audit services. Such procedures include the review of (i) a detailed description by our independent registered public accounting firm of the particular services to be provided and the estimated fees for such services and (ii) a report to the committee on at least a quarterly basis regarding the services provided and the fees paid for such services. The Audit Committee must approve on a project-by-project basis any permissible non-audit services that do not fall within a pre-approved category and any fees for pre-approved permissible non-audit services that materially exceed the previously approved amounts. In making the determinations about non-audit services, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence.

Representatives of Deloitte & Touche LLP will be available at the 2016 Annual Meeting to respond to your questions. They have advised us that they do not presently intend to make a statement at the 2016 Annual Meeting, although they will have the opportunity to do so.
We recommend that you vote “FOR” ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2016.
Report of the Audit Committee
The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management’s implementation of LKQ’s financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP, our independent registered public accounting firm, our audited financial statements as of and for the year ended December 31, 2015. Management is responsible for those financial statements and the reporting process, including the system of internal control. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.
The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, as amended. The Audit Committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence and has discussed the accounting firm's independence with Deloitte & Touche LLP. The Audit Committee also considered whether the provision of non-audit services by Deloitte & Touche LLP was compatible with maintaining Deloitte & Touche LLP’s independence.
Based upon the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be filed with LKQ's Annual Report on Form 10-K for the year ended December 31, 2015.
In compliance with the Sarbanes-Oxley Act of 2002, the Board of Directors has established procedures for the confidential reporting of employee concerns with regard to accounting controls and auditing matters. All members of the Audit Committee meet the independence standards established by Nasdaq.

Audit Committee (as of March 7, 2016):
Blythe J. McGarvie (Chair)
A. Clinton Allen
Paul M. Meister
Guhan Subramanian

PROPOSAL NO. 3
RE-APPROVAL OF THE LKQ CORPORATION MANAGEMENT INCENTIVE PLAN
AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE
At the 2016 Annual Meeting, our stockholders will be requested to re-approve the material terms of the LKQ Corporation Management Incentive Plan. Stockholder re-approval of the Management Incentive Plan is a requirement for certain incentive awards granted under the Management Incentive Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) requires stockholder re-approval of performance-based measures every five years. Our stockholders first approved the Management Incentive Plan in May 2011. Stockholders are not being asked to approve any amendment to the Management Incentive Plan.
Our Board of Directors believes that stockholder re-approval of the Management Incentive Plan is important to help minimize the payment of federal income taxes by the Company and to help provide incentives to our key employees. Our Board of Directors therefore unanimously recommends re-approval of the plan.
Description of the Plan
A brief description of the Management Incentive Plan is set forth below and is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Appendix A.
Administration.    The Compensation Committee of the Board of Directors, or any other committee of not less than two members appointed by the Board, will administer the Management Incentive Plan. The members of the committee that administer the plan must qualify as “outside directors” under Section 162(m).
Participants.    The administrator will select the employees who participate in the plan. All of our employees are eligible to participate in the plan; however, we anticipate using the plan primarily for those employees who may be subject to Section 162(m).
Performance Period.    Under the plan, a performance period can be any period of time that does not exceed three years. We anticipate that most of the performance periods under the plan will be one year.
Performance Goals.    The administrator will establish goals upon which awards will be based. The goals may include one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of shares of our common stock, (xii) earnings per share, (xiii) earnings yield, (xiv) total stockholder return, (xv) return on capital, (xvi) return on assets, (xvii) product quality, (xviii) economic value added, (xix) number of customers, (xx) market share, (xxi) return on investments, (xxii) profit after taxes, (xxiii) customer satisfaction, (xxiv) business divestitures and acquisitions, (xxv) supplier awards from significant customers, (xxvi) new product development, (xxvii) working capital, (xxviii) Individual Objectives (as defined in the plan), and (xxix) return on net assets. The performance goals may differ from participant to participant and from award to award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis. The administrator shall have the discretion to include or exclude unusual, atypical or non-recurring items in the definition of the performance goals.
Target Award and Payout Formula.    The administrator will establish the amount payable to a participant under the plan if the target performance goal or goals are achieved. The administrator may also establish a formula for the payment of amounts greater than or less than the target amount depending on the extent to which the Company’s actual performance exceeds or falls below the targeted performance goal. We anticipate that most target awards will be expressed as a percentage of a participant’s base salary.
Form of Payment.    Under the plan, the actual awards may be paid in cash or, in the administrator’s discretion, in stock options, shares of restricted stock, or restricted stock units, in each case with a fair market value equal to the award amount.
Amendment or Termination.    The administrator may amend or terminate the plan at any time and for any reason. However, such amendment or termination may not alter or impair any awards previously granted to a participant.
Maximum Award.    In no event may a participant’s award for any performance period exceed $5 million.
Target Awards for Certain Persons.    The following table sets forth the range of percentages, from threshold to maximum, of base salary that may be paid under the plan to each of our named executive officers for the current performance period (January 1, 2016 to December 31, 2016). The actual amount paid, if any, will depend on the achievement of the performance goal of our consolidated earnings per share.

Name and Position	Award Percentages
Robert L. Wagman, President and Chief Executive Officer	50-150
John S. Quinn, Chief Executive Officer and Managing Director, LKQ Europe	35-110
Dominick Zarcone, Executive Vice President and Chief Financial Officer	35-110
Walter P. Hanley, Senior Vice President-Development	35-110
Victor M. Casini, Senior Vice President, General Counsel and Secretary	35-110
Steven Greenspan, Senior Vice President of Operations-Recycled & Refurbished Products	35-110
We recommend that you vote “FOR” re-approval of the Management Incentive Plan.

PROPOSAL NO. 4
RE-APPROVAL OF, AND APPROVAL OF AN AMENDMENT TO, THE LKQ CORPORATION LONG TERM INCENTIVE PLAN
AS REQUIRED BY SECTION 162(m) OF THE INTERNAL REVENUE CODE
At the 2016 Annual Meeting, our stockholders will be requested to re-approve the material terms of the LKQ Corporation Long Term Incentive Plan and approve a change to the maximum annual award payable to certain of our executive officers (as described below under Description of the Plan - Maximum Award). This stockholder re-approval and approval is a requirement for certain incentive awards granted under the Long Term Incentive Plan to qualify as tax-deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. Section 162(m) requires stockholder re-approval of performance-based measures every five years. Our stockholders last approved the Long Term Incentive Plan in May 2011.
Our Board of Directors believes that stockholder re-approval of the material terms of the Long Term Incentive Plan and approval of the amendment to the maximum award are important to help minimize the payment of federal income taxes by the Company and to help provide long term incentives to our key employees. Our Board therefore unanimously recommends re-approval of the plan and approval of the amendment.
Description of the Plan
A brief description of the Long Term Incentive Plan is set forth below and is qualified in its entirety by reference to the complete text of the plan, a copy of which is attached to this Proxy Statement as Appendix B.
Administration.    The Compensation Committee of our Board of Directors has the authority to administer the Long Term Incentive Plan. The authority of the Compensation Committee includes the selection of the persons who participate in the plan, the determination of performance objectives that must be met to receive an award payment under the plan, and the interpretation of the terms of the plan and of the awards granted under the plan.
Participants.    The Compensation Committee may select officers and other key persons to participate in the plan, including our executive officers. The Compensation Committee will select the officers and key persons to participate whose participation will contribute, in the opinion of the committee, to an increase in stockholder value. Approximately 50 persons are part of the class of employees who are eligible to participate in the plan.
Performance Awards.    Each participant in the Long Term Incentive Plan will be entitled to a performance award for each performance period under the plan. Performance periods will begin on January 1 and end on December 31 of the third calendar year thereafter. Pursuant to changes to the plan in November 2014, we began, for the performance period commencing on January 1, 2015, implementing three year performance periods each year (i.e. overlapping performance periods) in lieu of the prior practice of three year performance periods every three years (i.e. end-to-end performance periods).
Performance awards will be equal to the participant’s base salary (at the end of the applicable performance period) multiplied by an “Award Percentage.” A participant’s Award Percentage is determined by three components: the growth over the performance period of each of our earnings per share, our total revenue, and our return on equity. The Compensation Committee will determine the relative weighting of the three performance components and will determine for each participant the range of Award Percentages based on different growth scenarios of the components.
Payments.    For performance periods ending after December 31, 2014, the full amount of any performance award achieved is payable promptly after the end of the applicable performance period. A participant must be an employee of the Company at the end of the performance period to be eligible for the payment (unless the termination of employment is due to death, disability or retirement). In the case of a participant’s death or disability, the participant (or his or her estate) will receive a pro-rated payment (assuming that the target award would have been achieved) based on the number of months of participation. In the case of a participant’s retirement, the participant will continue to vest in and receive payments relating to the applicable performance award (but only when and to the extent the goals are achieved) with respect to a pro-rated amount of the performance award if less than one year of the performance period had elapsed, or the full performance award if one year or more of the performance period had elapsed, as of the date of retirement.
For performance periods that ended on or before December 31, 2014, one-half of any performance award achieved was payable promptly after the end of the applicable performance period if the participant was an employee of the Company at the end of the performance period. The other half of the performance award was deferred and was or is payable in three equal installments on each one year anniversary of the end of the performance period if the participant was still an employee on such anniversary (unless the termination of employment was due to death, disability or retirement). In the case of the participant’s death, disability or retirement, the participant was entitled all of the deferred payments upon such death, disability or retirement. Interest on the deferred portion of the performance award will accrue at the prime rate and be payable to the participant at the same time as the deferred installments are paid.

Maximum Award.    For performance periods that ended on or before December 31, 2014, the maximum amount that could be paid to a participant under the Long Term Incentive Plan with respect to any one performance period was $3 million.  Due to the changes implemented for performance periods ending after December 31, 2014, the maximum amount was adjusted by the Compensation Committee to $1 million, to be increased to $3 million upon the approval of our stockholders.  The increase of the maximum award from $1 million to $3 million is the amendment that stockholders are being asked to approve at the 2016 Annual Meeting. If stockholders approve this amendment, the maximum amount that can be paid to a participant under the Long Term Incentive Plan with respect to any performance period will be $3 million.
Change of Control.    In the event of a change of control of the Company (as defined by the Internal Revenue Service for purposes of deferred payments and as defined in our 1998 Equity Incentive Plan for purposes of other payments), all performance periods are deemed to end as of the end of the calendar quarter coincident with or next following the change of control, each performance award will vest, the Compensation Committee will calculate the amount of each such performance award (taking into account the decreased length of the performance period and the time value of money because of early payment), and the performance awards will be paid to the participants.
Termination or Amendment.    The Compensation Committee may terminate or amend the plan at any time. No such termination or amendment can affect a participant’s right to receive a vested performance award under the plan.
Performance Awards for Certain Persons.    The following table sets forth the range of percentages of base salary that may be paid under the plan to each of our named executive officers for all pending performance periods. The actual amount paid, if any, will depend on the achievement of the growth targets of our earnings per share, total revenue and return on equity and may be less than the low end of the range if thresholds are not achieved for one or more of these targets.

Name and Position	Award Percentages
Robert L. Wagman, President and Chief Executive Officer	39-156
John S. Quinn, Chief Executive Officer and Managing Director, LKQ Europe	36-142
Dominick Zarcone, Executive Vice President and Chief Financial Officer	36-142
Walter P. Hanley, Senior Vice President-Development	36-142
Victor M. Casini, Senior Vice President, General Counsel and Secretary	36-142
Steven Greenspan, Senior Vice President of Operations-Recycled & Refurbished Products	36-142
We recommend that you vote “FOR” re-approval of, and approval of the amendment to, the Long Term Incentive Plan.

PROPOSAL NO. 5
ADVISORY VOTE ON EXECUTIVE COMPENSATION
The guiding principles of our compensation policies and decisions include aligning each executive’s compensation with our business strategy and the interests of our stockholders and providing incentives needed to attract, motivate and retain key executives who are important to our long-term success. Consistent with this philosophy, a significant portion of the total incentive compensation for each of our executives is directly related to our earnings and to other performance factors that measure our progress against the goals of our strategic and operating plans.
Stockholders are urged to read the “Executive Compensation -- Compensation Discussion and Analysis” and “Executive Compensation -- Compensation Tables” sections of this Proxy Statement, which discuss how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in implementing our guiding principles.
We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2016 Annual Meeting:
“RESOLVED, that the stockholders of LKQ Corporation approve, on an advisory basis, the compensation of its named executive officers as disclosed in the Proxy Statement for the 2016 Annual Meeting, including the Summary Compensation Table and the Compensation Discussion and Analysis set forth in such Proxy Statement and other related tables and disclosures.”
As this is an advisory vote, the result will not be binding on us, the Board of Directors or the Compensation Committee, although our Compensation Committee will consider, among other things, the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.
We recommend that you vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

OTHER PROPOSALS
We know of no matters to be brought before the 2016 Annual Meeting other than those described above. If any other business should properly come before the meeting, we expect that the persons named in the enclosed proxy will vote your shares in accordance with their best judgment on that matter.

EXECUTIVE COMPENSATION—COMPENSATION DISCUSSION AND ANALYSIS
This section describes the Company’s compensation programs for our executive officers that were in effect for 2015 and the decisions made with respect to these programs. Our goal is to explain the details of our compensation programs as well as to describe why we believe these programs are appropriate for our Company and our stockholders. This section contains compensation information for our principal executive officer, the individuals who served as our principal financial officer during 2015, and our three other most highly compensated executive officers who were serving as executive officers as of December 31, 2015 (collectively referred to as our “named executive officers”), who were:

•	Robert L. Wagman, President and Chief Executive Officer

•	John S. Quinn, Chief Executive Officer and Managing Director, LKQ Europe (formerly, Chief Financial Officer)

•	Dominick Zarcone, Executive Vice President and Chief Financial Officer

•	Walter P. Hanley, Senior Vice President - Development

•	Victor M. Casini, Senior Vice President, General Counsel and Corporate Secretary

•	Steven Greenspan, Senior Vice President of Operations - Recycled & Refurbished Products
Executive Summary
Compensation Highlights

Compensation Component	Description/Purpose	2015 Highlights
Direct Compensation
Base Salary	•Fixed compensation element •Salary levels based on market rates, executive’s experience, responsibilities, and contribution to our development and growth
•In 2015, the salaries for Messrs. Wagman and Greenspan were increased to align them more closely with their peers, and the salary for Mr. Quinn was increased in connection with his promotion to Chief Executive Officer and Managing Director, LKQ Europe
•Refer to “Elements of Our Compensation Programs - Base Salaries”

Annual Bonus under Management Incentive Plan (“MIP”)	•Cash incentive designed to reward achievement of annual performance objectives •2015 annual bonuses were based 100% on consolidated earnings per share (EPS) goals
•Our 2015 EPS (as defined in the MIP) was $1.43, versus a target of $1.43, resulting in bonus payments of 100% of each executive’s target.
•Refer to “Elements of Our Compensation Programs - Annual Bonus Awards”

Long-Term Incentive Plan (“LTIP”) Awards
•Cash incentive designed to reward multi-year performance
•For the 2015-2017 performance period, each executive is eligible to earn from 0 to 200% of their target award, based on the Company’s 3-year EPS growth (weighted 45%), 3-year revenue growth (weighted 45%), and 3-year return on equity growth (weighted 10%)
•Starting in 2015, three-year performance periods commence annually (i.e., performance periods will overlap) •Refer to “Elements of Our Compensation Programs - LTIP Awards”
Restricted Stock Units (RSUs)
•Grants of units that will be converted to a number of common shares, subject to achievement of a performance hurdle, as well as the executive’s continued employment over the vesting period
•Designed to align the interests of management with those of our stockholders and promote retention of key talent

•In 2015, the Committee granted named executive officers RSUs that vest over a three-year period, subject to the executive’s continued employment, but only if we achieve positive diluted EPS during any fiscal year within five years from the date of grant
•In March 2015, Mr. Zarcone received a special RSU grant as an incentive to join us as our Chief Financial Officer

Compensation Component	Description/Purpose	2015 Highlights
Indirect Compensation
Health and Welfare Benefits	•Standard health and welfare benefits to provide a level of financial support in the event of injury or illness	•Executives participate in the same benefits programs as all other employees
Retirement
•Provide opportunities for employees to save for retirement in a tax efficient manner
•401(k) plan with company matching contribution and supplemental plan to allow employees to contribute (and receive a company match) on amounts in excess of IRS limits
•Executives participate in the 401(k) plan and supplemental plan on the same basis as all other eligible employees
Severance Protection
•Severance Policy provides financial support in the event of an unexpected termination of employment
•Change of Control agreements enable executives to objectively consider transactions that will benefit stockholders even if they would result in termination of employment
•Termination provisions in equity award agreements outline the treatment of each award under various termination scenarios

•In the event of a change of control, cash severance would be payable on a “double-trigger” basis, meaning the executive must experience a qualifying termination within 24 months of the change of control
•Starting with 2016 equity grants, we adopted “double-trigger” vesting acceleration for RSUs, meaning that vesting of RSUs will accelerate in connection with a change of control if either (a) the successor entity does not assume, convert, or replace the awards with a similar award or (b) the participant experiences a qualifying termination within 24 months of the change of control

Target Total Direct Compensation Mix
A significant portion of our executive compensation is in the form of incentive-based compensation. We consider our annual bonus awards, long-term incentive awards and equity incentive grants incentive-based compensation because their value depends in whole or in part on the financial performance of the Company and/or our stockholder return performance. The following charts set forth the percentage of our Chief Executive Officer's and the other named executive officers' 2015 compensation that was incentive-based. For the “Other NEOs Pay Mix,” we excluded the special RSU grant in March 2015 to Mr. Zarcone and excluded relocation-related benefits in connection with Mr. Quinn’s assignment to Europe, in both cases due to the non-recurring nature of these items.
15

Governance Highlights

What we do	What we don’t do
✓The majority of our executives’ target total direct compensation is tied to performance.

✓We require executive officers and directors to acquire and maintain meaningful ownership of our stock to ensure their interests are closely aligned with the long-term financial interests of our stockholders.

✓Our equity awards include meaningful restrictive covenants (e.g., non-competition, non-solicitation of customers or employees, etc.) that, if violated, would result in forfeiture of unvested awards and shares received upon vesting of awards.

✓Our Compensation Committee is composed entirely of independent directors.

✓The Compensation Committee engages an independent compensation consultant that provides no other services to the Company.

✓We regularly assess our executive compensation programs to ensure they do not create risks that are likely to have a material adverse effect on our Company.

✗We do not provide golden parachute excise tax or other tax gross-ups.

✗Neither our Severance Policy nor our Change of Control Agreements provide "single-trigger" cash severance upon a change in control.

✗We do not provide supplemental executive retirement plans.

✗Our equity plans expressly forbid option repricing, and exchange of underwater options for other awards or cash, without stockholder approval.

✗We prohibit executives and directors from hedging Company stock.

Advisory Vote on Executive Compensation
Commencing in 2011, we have submitted to our stockholders on an annual basis a proposal for a (non-binding) advisory vote to approve the compensation of our named executive officers. In 2011, our Board of Directors recommended, and our stockholders approved, that the advisory vote be held every year. The Compensation Committee considers, among other things, the outcome of this vote when evaluating our compensation principles, designs and practices. The Compensation Committee decided to continue for 2015 our compensation principles, designs and practices largely unchanged compared to 2014 due in part to the level of stockholder support received in the advisory vote at our 2015 annual meeting.
Objectives of Our Compensation Programs
Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent needed to achieve our corporate objectives in a highly competitive market, and thereby increase stockholder value. It is our policy to provide incentives to the Company’s senior management to achieve both short-term and long-term goals. To attain these goals, our policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation. We believe that such a policy, which directly aligns the financial interests of management with the financial interests of our stockholders, provides the proper incentives to attract, motivate, reward and retain high quality management.
The Compensation Committee has maintained this policy since we became a public company in October 2003 and believes that the policy has been and continues to be appropriate for a growing company like ours. The Compensation Committee will reevaluate this policy in the event that our growth profile changes over time or in the event that the Compensation Committee identifies other reasons that warrant a change of policy.
What Our Compensation Programs are Designed to Reward
Our compensation programs are designed to reward the executive officers for the overall performance of our Company and the individual performance of each executive officer. Specifically, with respect to the overall performance of our Company, we have historically used the growth of the following metrics to measure performance: revenue, consolidated earnings per share, and return on equity. With respect to individual performance of an executive officer, we analyze the growth of the performance metrics that most directly relate to such individual’s area of responsibility and consider certain subjective factors, including the individual’s interpersonal skills, level of motivation, and ability to resolve challenges and to overcome obstacles.
Other than for purposes of determining the appropriate value of equity related awards, stock price performance has not been used as a direct factor in determining executive officer compensation because the price of our common stock is subject to a variety of factors outside of the control of management. Stock price performance, however, ultimately affects the value of equity incentive awards held by executive officers, thus aligning their interests with those of other stockholders.
Executive Compensation Decision-Making
Role of the Compensation Committee and Management
Management provides to the Compensation Committee historical compensation information relating to our executive officers to aid the deliberations of the Compensation Committee regarding executive officer compensation. The information typically includes historical and proposed base salaries, bonuses, long term incentive awards, equity-based awards, and any other material component of compensation or perquisite. The Compensation Committee takes into account the historical trend of each element of compensation and the total of all of the elements for each year in connection with its decisions about proposed compensation amounts. In addition, the Compensation Committee receives recommendations from the Chairman of the Board regarding the compensation of the Chief Executive Officer and receives recommendations from the Chief Executive Officer regarding the compensation of the other executive officers.
Role of the Compensation Committee’s Consultant
The Compensation Committee has engaged Frederic W. Cook & Co., Inc. (“F.W. Cook”) as its independent executive compensation advisors. F.W. Cook reports directly to the Compensation Committee and does no work for management that is not under the Compensation Committee’s purview. The Compensation Committee has considered the independence of F.W. Cook and determined that its engagement of F.W. Cook did not raise any conflicts of interest with LKQ or any of our directors or executive officers.
In October 2015, F.W. Cook conducted a comprehensive review of our executive officer compensation programs.  Part of this review was a comparative analysis of our executive compensation program with the executive compensation programs of the following peer group of companies:

Advance Auto Parts, Inc.	MRC Global Inc.
Applied Industrial Technologies, Inc.	MSC Industrial Direct Co., Inc.
AutoZone, Inc.	O’Reilly Automotive, Inc.
BorgWarner Inc.	Republic Services, Inc.
Cooper Tire & Rubber Company	Schnitzer Steel Industries, Inc.
Dana Holding Corporation	Tenneco Inc.
Fastenal Company	Visteon Corporation
Genuine Parts Company	W.W. Grainger Inc.
HD Supply Holdings, Inc.	Watsco, Inc.
Lear Corp.	WESCO International, Inc.

Based in part on recommendations from F.W. Cook in connection with its review of our programs, the Compensation Committee made changes to target compensation opportunities as well as certain aspects of our annual and long-term incentive programs, each of which is described in more detail below. However, the Compensation Committee does not target any specific percentile with regard to setting the compensation opportunities of our executive officers in comparison to the executive officers of the peer group.
Elements of Our Compensation Programs, Why We Chose Each Element, and How We Determine the Amount of Each Element
The elements of our compensation programs are base salaries, annual bonus awards, long term incentive awards, and equity incentive grants. We believe that this mix of compensation elements best achieves the objectives of our compensation programs and provides appropriate short-term and long-term motivation to our executive officers.
Base Salaries.    Base salaries are the fixed components of each executive’s target total direct compensation opportunity. The Compensation Committee considers the following factors when setting the base salary of each of the executive officers: base salaries of executive officers in similar positions at comparable companies; the contributions of the executive officers to the Company’s development and growth; and the executive officer’s experience, responsibilities and position within the Company. No specific corporate performance measures are considered with respect to base salaries.
A three-year salary history for the named executive officers is provided in the following table:

Executive	2016 Salary	2015 Salary	2014 Salary
Robert L. Wagman (1)	$1,000,000	$904,932	$800,000
John S. Quinn (2)	$565,000	$548,972	$500,000
Dominick Zarcone (3)	$500,000	$382,693	—
Walter P. Hanley	$400,000	$400,000	$400,000
Victor M. Casini	$400,000	$400,000	$400,000
Steven Greenspan (4)	$385,000	$385,000	$350,000

(1)	The salary for Mr. Wagman was increased in both 2015 and 2016 to align his salary more closely with his peers.
(2)	The salary for Mr. Quinn was increased in March 2015 in connection with his promotion to Chief Executive Officer and Managing Director, LKQ Europe.
(3)	The amount shown for Mr. Zarcone for 2015 represents the actual amount received by him for the nine months he was employed by the Company; his annual salary did not change from 2015 to 2016.
(4)	The salary for Mr. Greenspan was increased in 2015 to align his salary more closely with his peers.

Annual Bonus Awards.    We offer annual bonus awards under our Management Incentive Plan (“MIP”) to provide incentives for superior performance over a one-year time horizon. The MIP was initially approved by our stockholders in May 2011. Under the MIP, each participant (including our named executive officers) is eligible to receive a cash payment equal to percentages of the participant’s base salary at specified threshold, target, and maximum levels of performance. In 2015, the performance metric for our executive officers’ bonuses was based on the Company’s consolidated earnings per share, adjusted for certain items as specified by the Compensation Committee at the time the bonus targets were established. Such adjustments related to currency exchange rates, asset impairment losses, restructuring and acquisition expenses, atypical environmental and legal losses, change in fair value of contingent consideration liabilities, and expenses related to discontinued operations. The adjustments had the net effect of increasing earnings per share by $0.05 over the reported earnings per share. The following table outlines (a) the threshold, target, and maximum EPS goals under the bonus program, along with actual EPS achieved for 2015, and (b) each executive’s bonus opportunity at threshold, target, and maximum, along with the earned bonus amount.

		Threshold	Target	Maximum	Actual
2015 EPS Goals		$1.36	$1.43	$1.50	$1.43
2015 Bonus Opportunities
Robert L. Wagman	% Salary	50%	100%	150%	100%
		$$452,466	$904,932	$1,357,398	$904,932
John S. Quinn	% Salary	35%	50%	110%	50%
		$$192,140	$274,486	$603,869	$274,486
Dominick Zarcone	% Salary	35%	50%	110%	50%
		$$175,000	$250,000	$550,000	$250,000
Walter P. Hanley	% Salary	35%	50%	110%	50%
		$$140,000	$200,000	$440,000	$200,000
Victor M. Casini	% Salary	35%	50%	110%	50%
		$$140,000	$200,000	$440,000	$200,000
Steven Greenspan	% Salary	35%	50%	110%	50%
		$$134,750	$192,500	$423,500	$192,500

Long Term Incentive Awards.    We grant performance awards under our Long Term Incentive Plan (“LTIP”) to certain of our key employees (including our named executive officers). The LTIP was approved by our stockholders in 2006 and re-approved by our stockholders in 2011. Long term incentive awards are designed to reward performance over a three-year period and to create retention incentives. Performance periods begin on January 1 and end on December 31 of the third calendar year thereafter. Under the LTIP, each participant (including our named executive officers) is eligible to receive a cash payment equal to percentages of the participant’s base salary at specified threshold, target, and maximum levels of performance. The earned amount is determined by comparing performance in the final year of the three-year performance period to performance in the year before the commencement of the performance period for three separate measures: adjusted earnings per share, total revenue, and return on equity (ROE).
Prior to 2015, performance periods ran end-to-end, meaning that a new performance period began every third year at the conclusion of the preceding three-year performance period. For the three-year performance period ended December 31, 2014, one-half of earned awards were paid promptly after certification by our Compensation Committee of the actual growth of the target components. The other half of the performance award is deferred and payable in three equal annual installments (plus interest at the prime rate) after the conclusion of the performance period. In the event a participant’s employment terminates as a result of death, total disability or normal retirement at age 65, the deferred payments accelerate upon termination. Upon a change in control, the LTIP provides for acceleration of payments as described below under “Potential Payments Upon Termination or Change in Control.”
In November 2014, we amended the LTIP (i) to allow the grant of three year performance awards each year (i.e. overlapping performance periods) instead of the previous practice of granting three year performance awards every three years (i.e. end-to-end performance periods), (ii) to eliminate the deferred vesting concept (i.e. the full award would be payable at the end of the applicable performance period instead of 50% of the award being paid in equal installments over three years following the end of the performance period), (iii) to increase, subject to stockholder approval, the maximum dollar amount of any one performance award, (iv) to allow a pro rata payment of a performance award in the event of a participant’s death or disability during the applicable performance period, and (v) to allow continuation of vesting of a performance award in the event of a qualifying retirement during the applicable performance period.
We granted performance awards to our executive officers for the performance period commencing January 1, 2015 and ending December 31, 2017 that may be earned from 0 to 200% of the target award value based on three performance measures:

3-Year EPS Growth (45% Wtg.)	3-Year Revenue Growth (45% Wtg.)	3-Year ROE Growth (10% Wtg.)	Payout (% of Target)
<30%	<25%	<125bps	0%
>=30% and <45%	>=25% and <31%	>=125 and <155 bps	50%
>=45% and <60%	>=31% and <37%	>=155 and <185 bps	100%
>=60%	>=37%	>=185 bps	200%

Each officer’s threshold, target, and maximum award opportunity under the 2015-2017 LTIP is outlined in the Grants of Plan-Based Awards table on page 33.
     Equity Incentive Grants.    Equity-based awards provide incentives over multi-year time horizons, with vesting schedules of up to five years. Generally, equity-based awards are forfeited upon separation of service, providing an incentive to the employee to remain with the Company. We grant equity awards to named executive officers and other key employees typically upon their commencement of employment, in some cases upon their promotion, and annually near the beginning of each year. The annual grants are made on the second Friday of January each year. When making equity awards, we consider factors specific to each employee such as salary, position and responsibilities. We also consider factors such as the rate of the Company’s development and growth and an estimate of the value of each award. In addition, we determine the amount of dilution that we believe would be generally acceptable to our stockholders and correspondingly limit the aggregate number of awards granted each year.
In 2015, the Compensation Committee approved the issuance of a total of 246,705 RSUs to our named executive officers. The RSUs included both a performance-based vesting condition and a time-based vesting condition. The performance-based condition is the report by the Company of positive diluted earnings per share, subject to certain adjustments, during any fiscal year period within five years following the grant date. In addition, these RSUs include a time-based vesting condition, vesting in equal tranches on each six-month anniversary of the grant date. In all cases, both conditions must be met before any RSUs vest. If the applicable performance-based condition of an RSU is not met, the RSU is forfeited. The performance-based condition was met in February 2016, and all applicable RSUs that had previously met the time-based vesting condition vested immediately and the remaining RSUs will vest according to the remaining schedule of the time-based condition. In addition, in March 2015 the Compensation Committee approved the issuance of 120,120 RSUs to Mr. Zarcone as an incentive to join us as our Chief Financial Officer. These RSUs have a time-based vesting condition, vesting with respect to 13.33% of the number of RSUs subject to the award on each six-month anniversary of the grant date over the first three years, and 5% of the number of RSUs subject to the award on each six month anniversary thereafter until fully vested.
The table entitled Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2015 on page 33 sets forth additional information about the grants made in 2015 under the Equity Incentive Plan to our named executive officers.
Other Compensation.  In order to be competitive in attracting executive personnel, we provide certain other compensation to our executive officers, including matching contributions for a portion of the executive officers’ contributions to our retirement plans, payment of life insurance premiums for the benefit of the executive officers, and reimbursement of executive officers for their payment of premiums for disability insurance.  In addition, in connection with Mr. Quinn’s promotion in March 2015 to the position of Chief Executive Officer and Managing Director, LKQ Europe, Mr. Quinn received various relocation-related benefits.  See footnote 4 to the Summary Compensation Table for more information regarding these items of other compensation.
Retirement Plans
We have a 401(k) plan covering substantially all of our employees, including our named executive officers, who have been employed for at least six months. The 401(k) plan allows participants to defer their eligible compensation in amounts up to the statutory limit each year. We currently make matching contributions equal to 50% of the portion of the participant’s contributions that does not exceed 6% of the participant’s eligible compensation. We may, at our sole discretion, make annual profit-sharing contributions on behalf of participants; no such profit-sharing contributions were made in 2015. Each participant is fully vested in such participant’s contributions and any earnings they generate. Each 401(k) participant becomes vested in our matching contributions, and any earnings they generate, in the amounts of 50%, 75% and 100% after two, three and four years of service, respectively. Each participant becomes vested in our profit sharing contributions, if any, and any earnings they generate, in the amounts of 25%, 50%, 75% and 100% after one, two, three and four years of service, respectively.
We also have a plan for highly compensated employees, or HCEs, that supplements the 401(k) plan. All of our named executive officers are HCEs. The tax laws impose a maximum percentage of salary that can be contributed each year by HCEs to our 401(k) plan depending on the participation level of non-HCEs. We adopted the supplemental plan to provide additional opportunities for retirement savings that are restricted by IRS limits. The supplemental plan operates similarly to the 401(k) plan except that contributions by HCEs to the supplemental plan are not subject to the statutory maximum percentage, the balance in each HCE’s account in the supplemental plan is a general asset of ours, and in the event of our insolvency, the HCE would be a general, unsecured creditor with respect to such amount.
The terms of the supplemental plan limit the maximum annual contribution by each participant to 100% of the HCE’s salary (including commissions), bonuses and long term incentive awards. Participants have the choice to invest the funds in their accounts in the supplemental plan from among a specified group of investment funds. A participant is entitled to a distribution of the funds in his or her account in the plan upon either a termination of service or retirement.

Severance Protection
Severance Policy
In July 2014, we adopted a Severance Policy for Key Executives (the “Severance Policy”), including all of our named executive officers.  The Severance Policy sets forth in a written document the terms and conditions that the Company would normally expect to follow upon an involuntary separation of service of a key executive. We believed that it was in the Company's interest to formalize the Severance Policy to provide increased certainty for the executives and the Company in the event of a severance. Further, the formalization of the policy is expected to assist the Company with the recruitment and retention of key executives, provide the Company with important protections, and reduce costs in the event of a dispute. The Severance Policy provides cash severance and other benefits in the event of a termination by the Company without “cause” or by the Covered Executive with “good reason” (as each term is defined in the Severance Policy). For additional information about our Severance Policy, refer to “Potential Payments Upon a Change in Control” on page 36.
Change of Control Agreements
We have Change of Control Agreements with certain of our employees, including each of our named executive officers, that provide cash severance and other benefits in the event of a qualifying termination within 12 months prior to or 24 months following a Change of Control, as defined in the agreements. We provide these agreements to ensure these executives are able to objectively consider transactions that will benefit stockholders even if it is likely to result in termination of their employment. The agreements have an initial term of three years and will automatically renew for a two year period, unless notice of termination is given by the Company at least 60 days before any such renewal date. The operative provisions of the agreements will apply, however, only if a Change of Control, as defined in the agreements, occurs during the period the agreement is in effect. For additional information about our Change of Control Agreements, refer to “Potential Payments Upon a Change in Control” on page 36.
Compensation-Related Governance Policies
Stock Ownership Requirements.    Each of our named executive officers is subject to stock ownership requirements set forth below. These requirements are to be satisfied within five years of an individual becoming subject to the requirements. Each of our named executive officers is currently in compliance with the stock ownership requirements. The complete guidelines can be found on our website at www.lkqcorp.com (click the “Corporate Governance” link under “Investor Relations”).

POSITION	MINIMUM NUMBER OF SHARES *	VALUE OF MINIMUM REQUIRED HOLDINGS**
Chief Executive Officer	112,000	$3,409,280
Chief Financial Officer	52,000	$1,582,880
Other Named Executive Officers	46,000	$1,400,240

*
For purposes of our stock ownership requirements, we include the number of shares actually owned by the named executive officer in his or her own name or in the name of an estate planning entity of which the named executive officer is the sole beneficiary. We also include restricted stock units. We exclude any pledged shares and shares of stock that the named executive officer has a right to acquire through the exercise of stock options.

**	Based on closing price per share of LKQ Corporation common stock on March 7, 2016 of $30.44.
Insider Trading.    We have a comprehensive insider trading policy that is applicable to, among others, our named executive officers. The policy prohibits trading during quarterly “blackout” periods and other periods during which material information about us has not been publicly disclosed.
Hedging/Pledging.    The Company’s policies prohibit our named executive officers, among others, from engaging in hedging transactions involving our common stock. In addition, shares that are pledged do not count toward the stock ownership requirements of our named executive officers.
Forfeiture of Equity Awards for Restrictive Covenant Violations. Our equity awards generally provide that our executive officers will forfeit to the Company their equity awards, the shares received upon vesting of the equity awards, or the proceeds from the sale of shares received upon vesting of such equity awards if the executive officer violates the restrictive covenants in the award agreements relating to the equity awards.  The restrictive covenants prohibit the executive officer from competing with us, soliciting our customers or employees, and improperly using our confidential information for a period continuing at least nine months after the executive officer’s affiliation with us ceases.

Independent Compensation Committee.    The Compensation Committee of our Board of Directors makes the final decisions regarding executive compensation and is composed entirely of independent directors.
Independent Compensation Consultant.    Our Compensation Committee periodically engages a compensation consultant to advise it regarding executive and director compensation. The compensation consultant provides no other services to us and has no affiliation with any of our named executive officers.
Indemnification
Each of our named executive officers is a party to an indemnification agreement with us that assures the officer of indemnification and advancement of expenses to the fullest extent permitted by Delaware law and our Certificate of Incorporation.
Impact of Regulatory Requirements
Section 162(m) of the Internal Revenue Code limits the deduction for federal income tax purposes of certain compensation paid in any fiscal year by a publicly-held corporation to its chief executive officer and its three other highest compensated officers (other than its chief financial officer) to $1 million per executive (the “$1 million cap”). The $1 million cap does not apply to “performance-based” compensation as defined under Section 162(m). We believe that annual bonuses paid under our MIP, awards issued under our LTIP, stock options issued under our Equity Incentive Plan, and RSUs issued under our Equity Incentive Plan that include an appropriate performance-based vesting condition qualify as “performance-based” compensation. The tax authorities may view some or all of these components of compensation as not “performance-based.”
The compensation that is subject to the $1 million cap paid to our named executive officers did not exceed the cap in 2015. We currently believe that the compensation subject to the $1 million cap paid to our named executive officers will not exceed the $1 million cap in 2016 by a material amount. Although the Compensation Committee takes into consideration Section 162(m) when making decisions about executive compensation, there is no formal policy regarding the $1 million cap and the compensation of our named executive officers.
Risks Relating to our Compensation Policies and Practices
We have undertaken an analysis of our compensation policies and practices to assess whether risks arising from such policies and practices are reasonably likely to have a material adverse effect on our Company. The analysis was performed by our management with oversight by the Compensation Committee of our Board of Directors. We analyzed risks relating to the different components of our compensation structure, to the time horizons of our compensation components, to the goals and objectives used to determine performance-based compensation, to the disparate treatment, if any, among compensation policies and practices of our business units, and to any contractual obligations by us to accelerate the payment of compensation. Based on that analysis, we have concluded that the risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on our Company.
Compensation Committee Report
We have reviewed and discussed with management the Compensation Discussion and Analysis to be included in the Company’s 2016 Annual Stockholder Meeting Schedule 14A Proxy Statement, to be filed pursuant to Section 14(a) of the Exchange Act (the “Proxy Statement”). Based on the review and discussions referred to above, we recommend to the Board of Directors that the Compensation Discussion and Analysis referred to above be included in the Proxy Statement.

Compensation Committee (as of March 7, 2016):
Paul M. Meister (Chair)
Ronald G. Foster
John F. O’Brien
William M. Webster, IV

EXECUTIVE COMPENSATION—COMPENSATION TABLES
Summary Compensation Table
The following table includes information concerning compensation for the three year period ended December 31, 2015 paid to our Chief Executive Officer, each of the individuals who served as our Chief Financial Officer in 2015, and our three other highest compensated executive officers (“NEOs”). Mr. Quinn was our Chief Financial Officer until March 30, 2015. On that date, Mr. Zarcone became our Chief Financial Officer. Mr. Zarcone had not been employed by us prior to that date.

Name and Principal Position	Year	Salary (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Robert L. Wagman	2015	$904,932	$1,679,110	$1,453,686	$29,881	$4,067,609
President and Chief Executive Officer	2014	$800,000	$1,631,655	$1,027,891	$26,755	$3,486,301
	2013	$650,000	$1,644,400	$1,725,390	$21,191	$4,040,981

John S. Quinn	2015	$548,972	$1,177,408	$582,845	$547,273	$2,856,498
Chief Executive Officer and Managing Director, LKQ Europe	2014	$500,000	$1,143,774	$552,084	$34,376	$2,230,234
	2013	$500,000	$1,151,080	$972,479	$22,807	$2,646,366

Dominick Zarcone	2015	$382,693	$4,177,393	$419,868	$12,684	$4,992,638
Executive Vice President and Chief Financial Officer

Walter P. Hanley	2015	$400,000	$1,073,012	$427,415	$19,076	$1,919,503
Senior Vice President - Development	2014	$400,000	$1,147,005	$466,250	$28,076	$2,041,331
	2013	$400,000	$1,155,191	$781,792	$19,091	$2,356,074

Victor M. Casini	2015	$400,000	$1,073,012	$427,415	$19,076	$1,919,503
Senior Vice President, General Counsel and Corporate Secretary	2014	$400,000	$1,043,613	$466,250	$28,076	$1,937,939
	2013	$400,000	$1,052,416	$781,792	$19,091	$2,253,299

Steven Greenspan	2015	$385,000	$481,422	$390,605	$14,394	$1,271,421
Senior Vice President of Operations - Recycled & Refurbished Products	2014	$350,000	$468,495	$318,038	$13,336	$1,149,869
	2013	$300,000	$411,100	$579,888	$10,662	$1,301,650

(1)	The base compensation of our executive officers is discussed beginning on page 25.
(2)
The amounts represent the aggregate grant date fair value of awards granted during the period indicated, calculated in accordance with FASB ASC Topic 718. See Note 3 of the consolidated financial statements in our 2015 Annual Report regarding assumptions underlying the valuation of equity awards. Our Equity Incentive Plan is discussed beginning on page 27.

(3)
Our Non-Equity Incentive Plan Compensation includes amounts related to our LTIP (long-term) and MIP (annual) awards. The amounts for each NEO for each of these award categories are set forth in the table below. The amounts shown for the LTIP are equal to the amount recorded by us to the income statement for accounting purposes in the years presented. The amounts shown for the MIP are equal to the amounts earned and subsequently paid for each annual performance period related to the years presented. For more information regarding our MIP, see Proposal No. 3 beginning on page 16 and the section entitled "Annual Bonus Awards" beginning on page 25. For more information regarding our LTIP, see Proposal No. 4 beginning on page 18 and the section entitled "Long Term Incentive Awards" beginning on page 26.

Name	Year	LTIP	MIP
Robert L. Wagman	2015	$548,754	$904,932
	2014	$627,891	$400,000
	2013	$750,390	$975,000

John S. Quinn	2015	$308,359	$274,486
	2014	$377,084	$175,000
	2013	$422,479	$550,000

Dominick Zarcone	2015	$169,868	$250,000

Walter P. Hanley	2015	$227,415	$200,000
	2014	$326,250	$140,000
	2013	$341,792	$440,000

Victor M. Casini	2015	$227,415	$200,000
	2014	$326,250	$140,000
	2013	$341,792	$440,000

Steven Greenspan	2015	$198,105	$192,500
	2014	$195,538	$122,500
	2013	$249,888	$330,000

(4)
The amounts include Company matching contributions under our retirement plans, the amount of life insurance premiums paid by us for the benefit of the NEOs, and the amount we pay to the NEOs as reimbursement for their payment of the premiums for disability insurance. The amounts for each NEO for each such category of compensation are set forth in the table below.

Name and Principal Position	Year	Retirement Plans	Life Insurance Premiums	Disability Insurance Premiums	Other (5)
Robert L. Wagman	2015	$27,005	$2,366	$510	—
	2014	$23,879	$2,366	$510	—
	2013	$19,500	$1,260	$431	—

John S. Quinn	2015	$23,833	$2,366	$510	$520,564
	2014	$31,500	$2,366	$510	—
	2013	$21,116	$1,260	$431	—

Dominick Zarcone	2015	$9,808	$2,366	$510	—

Walter P. Hanley	2015	$16,200	$2,366	$510	—
	2014	$25,200	$2,366	$510	—
	2013	$17,400	$1,260	$431	—

Victor M. Casini	2015	$16,200	$2,366	$510	—
	2014	$25,200	$2,366	$510	—
	2013	$17,400	$1,260	$431	—

Steven Greenspan	2015	$11,518	$2,366	$510	—
	2014	$10,460	$2,366	$510	—
	2013	$8,971	$1,260	$431	—

(5)
Other compensation for Mr. Quinn consists of tax equalization benefits, and reimbursement of (i) relocation expenses, (ii) losses on the sale of up to two vehicles, (iii) housing, (iv) home finding assistance, (v) one vehicle lease, (vi) family travel between the United States and the United Kingdom, and (vii) immigration fees, pursuant to his offer letter from the Company relating to his assignment in Europe. The amounts of each of these items that exceeded 10% of the total perquisites and personal benefits for Mr. Quinn were as follows: tax equalization benefits - $198,505; relocation expenses - $124,728; and housing - $151,056.

Grants of Plan-Based Awards for Fiscal Year Ended December 31, 2015
The following table sets forth information regarding plan-based awards granted by us to the NEOs during the last fiscal year.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold	Target	Maximum
Robert L. Wagman	RSU	1/9/2015	—	—	—	61,103	$1,679,110
	LTIP		$358,800	$717,600	$1,435,200	—	—
	MIP		$452,466	$904,932	$1,357,398	—	—

John S. Quinn	RSU	1/9/2015	—	—	—	42,846	$1,177,408
	LTIP		$203,400	$401,150	$802,300	—	—
	MIP		$192,140	$274,486	$603,869	—	—

Dominick Zarcone	RSU	3/30/2015	—	—	—	167,263	$4,177,393
	LTIP		$165,000	$325,417	$650,833	—	—
	MIP		$175,000	$250,000	$550,000	—	—

Walter P. Hanley	RSU	1/9/2015	—	—	—	39,047	$1,073,012
	LTIP		$144,000	$284,000	$568,000	—	—
	MIP		$140,000	$200,000	$440,000	—	—

Victor M. Casini	RSU	1/9/2015	—	—	—	39,047	$1,073,012
	LTIP		$144,000	$284,000	$568,000	—	—
	MIP		$140,000	$200,000	$440,000	—	—

Steven Greenspan	RSU	1/9/2015	—	—	—	17,519	$481,422
	LTIP		$138,600	$273,350	$546,700	—	—
	MIP		$134,750	$192,500	$423,500	—	—

(1)
The amounts shown related to our LTIP represent potential payments after the completion of the three-year performance period ending December 31, 2017. Awards under the LTIP are calculated as a percentage of the NEO's base salary. A minimum amount is paid if a threshold level of growth is achieved, and a maximum award is paid if a specified higher level of growth is achieved. Between these growth levels, there are two intermediate growth levels which would result in a proportionate award if the respective growth level is achieved. The amount accrued for each NEO with respect to the LTIP awards received by such NEO is included in the "Non-Equity Incentive Plan Compensation" column of the Summary Compensation Table. The amounts shown related to our MIP represent payments that were possible for the 2015 annual performance period. Awards under the MIP are calculated as a percentage of the NEO’s base salary. A minimum amount is paid if a threshold level of performance is achieved, and a maximum award is paid if a specified higher level of performance is achieved. Performance between these two levels results in a proportionate payment of the award. The 2015 MIP awards for our NEOs have been earned and paid, and the actual amount earned by each NEO is included in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)
The amounts shown represent the number of shares to be paid out upon the vesting of performance-based RSUs granted during the year. There is a single performance condition, so no threshold or maximum payouts are disclosed, and there is either a full payout of the amount shown (subject to time-based vesting) or no payout.

(3)	The amounts disclosed under the “Grant Date Fair Value of Stock and Option Awards” column represent the grant date fair value calculated in accordance with FASB ASC Topic 718.

Outstanding Equity Awards at Fiscal Year-End December 31, 2015
The following table sets forth information regarding the status of equity awards held by the NEOs at December 31, 2015.

	Option Awards (1)				Stock Awards (2)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Robert L. Wagman	72,000	—	$9.435	11/1/17	—	—	—	—
	26,000	—	$9.568	1/11/18	—	—	—	—
	36,000	—	$5.978	1/9/19	—	—	—	—
	68,000	—	$9.983	1/8/20	—	—	—	—
	—	—	—	—	111,550	$3,305,227	61,103	$1,810,482

John S. Quinn	80,000	—	$9.298	10/1/19	—	—	—	—
	80,000	—	$9.983	1/8/20	—	—	—	—
	—	—	—	—	63,850	$1,891,876	42,846	$1,269,527

Dominick Zarcone	—	—	—	—	104,104	$3,084,602	47,143	$1,396,847

Walter P. Hanley	—	—	—	—	62,130	$1,840,912	39,047	$1,156,963

Victor M. Casini	60,000	—	$5.029	1/12/17	—	—	—	—
	40,000	—	$9.568	1/11/18	—	—	—	—
	40,000	—	$5.978	1/9/19	—	—	—	—
	40,000	—	$9.983	1/8/20	—	—	—	—
	—	—	—	—	59,700	$1,768,911	39,047	$1,156,963

Steven Greenspan	20,000	—	$5.029	1/12/17	—	—	—	—
	40,000	—	$9.568	1/11/18	—	—	—	—
	48,000	—	$5.978	1/9/19	—	—	—	—
	48,000	—	$9.983	1/8/20	—	—	—	—
	—	—	—	—	17,910	$530,673	17,519	$519,088

(1)
The grant date of each of the options was ten years prior to the expiration date. Each of the unexercisable options became exercisable with respect to 10% of the number of shares of common stock subject to the option on each six month anniversary of the grant date over a total of five years.

(2)
Outstanding stock awards include unvested RSUs. The RSUs vest over a period between three and five years from the grant date. The following table sets forth the vesting schedule of the earned and unearned number of units for each NEO assuming the satisfaction of the performance vesting condition of the unearned units, which occurred subsequent to December 31, 2015:

	2016	2017	2018	Thereafter	Total
Robert L. Wagman	115,685	46,785	10,183	—	172,653
John S. Quinn	69,873	29,682	7,141	—	106,696
Dominick Zarcone	55,603	47,746	29,880	18,018	151,247
Walter P. Hanley	66,837	27,833	6,507	—	101,177
Victor M. Casini	64,941	27,299	6,507	—	98,747
Steven Greenspan	22,253	10,257	2,919	—	35,429

Option Exercises and Stock Vested for Fiscal Year Ended December 31, 2015
The following table sets forth information regarding the exercise of stock options by the NEOs and the vesting of RSUs during the last fiscal year.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Robert L. Wagman	—	$—	125,930	$3,542,002
John S. Quinn	—	$—	72,040	$2,020,210
Dominick Zarcone	—	$—	16,016	$450,850
Walter P. Hanley	8,000	$126,980	70,958	$1,989,284
Victor M. Casini	288,000	$7,299,180	67,690	$1,899,114
Steven Greenspan	—	$—	20,586	$573,226
Nonqualified Deferred Compensation for Fiscal Year Ended December 31, 2015
The following table sets forth information regarding the accounts of the NEOs in the retirement plans that supplement our 401(k) plan. These supplemental plans are discussed beginning on page 27.

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions (3)	Aggregate Balance at Last FYE (4)
Robert L. Wagman	$54,009	$27,005	$(15,019)	$(23,388)	$395,851
John S. Quinn	$47,665	$23,833	$(1,770)	$(48,027)	$247,003
Dominick Zarcone	$19,615	$9,808	$(465)	$—	$28,958
Walter P. Hanley	$70,709	$16,200	$(62,617)	$(17,888)	$2,329,562
Victor M. Casini	$196,772	$16,200	$14,582	$(17,888)	$1,890,107
Steven Greenspan	$61,428	$11,518	$5,073	$(22,531)	$162,657

(1)
These amounts represent contributions to the supplemental plan by the NEOs from their respective 2015 salaries and 2014 bonuses (paid in 2015) reported in the Summary Compensation Table under the columns entitled “Salary” and “Non-Equity Incentive Plan Compensation.”

(2)	These amounts were also reported in the Summary Compensation Table under the column entitled “All Other Compensation.”
(3)	These amounts represent distributions, and the transfers on behalf of the NEOs from the supplemental plan to our 401(k) plan that are permitted by the tax laws.
(4)
The Aggregate Balance at Last Fiscal Year End column includes money we owe these individuals for salaries and incentive compensation they earned in prior years but did not receive because they elected to defer receipt. The following amounts of executive and Company contributions were included in the Summary Compensation Table in prior years: Mr. Wagman - $406,712; Mr. Quinn - $351,749; Mr. Zarcone - $0; Mr. Hanley - $2,112,623; Mr. Casini - $1,348,543; and Mr. Greenspan - $79,211.

Potential Payments Upon Change in Control
Severance Policy
The Severance Policy applies to the executive officers of the Company and any other executive designated by the Compensation Committee (“Covered Executives”). It provides that, in the event the employment of a Covered Executive is terminated by the Company without “cause” or by the Covered Executive with “good reason” (as each term is defined in the Severance Policy), the Company will provide to such Covered Executive (a) a pro rata bonus for the year in which the termination occurs (if the applicable performance goals are met), (b) during the Severance Period (defined as 18 months in the case of the Chief Executive Officer and our Executive Vice Presidents and 12 months for all other Covered Executives), a monthly severance payment equal to one-twelfth of the sum of the Covered Executive’s latest annual base salary and the average annual bonus (for the two prior full fiscal years), (c) a pro rata payment of any pending long term incentive award (if the applicable performance goals are met) and payment of any outstanding deferred awards under the Company’s long term incentive plan, (d) Company-subsidized health and dental coverage during the applicable Severance Period, (e) continuation of vesting of outstanding stock options, restricted stock and restricted stock units during the applicable Severance Period, and (f) outplacement services. The foregoing payments and benefits for a Covered Executive could be reduced in connection with the application of Internal Revenue Code Section 280G if such a reduction would enable the Covered Executive to financially benefit on an after-tax basis.
The receipt by a Covered Executive of any severance benefits is conditioned upon (a) the delivery by the Covered Executive of a full and unconditional release of all claims against the Company, and (b) compliance by the Covered Executive during the Severance Period with provisions relating to confidentiality, non-competition, non-solicitation of the Company’s customers, and non-hiring of the Company’s employees.
Change of Control Agreements
The Change of Control Agreements with our executive officers provide certain severance payments and other benefits upon a qualifying termination. Each of our NEOs is a party to a change of control agreement. If the employee’s employment with the Company is terminated within two years following a Change of Control (or within 12 months prior to a Change of Control in certain circumstances) as a result of an Involuntary Termination (as defined in the agreements), then the employee will be entitled to receive payments and benefits that include the following:

•	Payment of salary and other compensation accrued through the termination date;

•	Payment of a pro rata bonus;

•
A severance payment equal to two times (two-and-one-half times in the case of Mr. Wagman) the sum of the employee's (a) salary and (b) the greater of the employee's target bonus or average annual bonus over the preceding three years;

•	If applicable, all unreimbursed relocation expenses;

•	Continuing coverage of the employee and the employee's dependents under the Company's health and dental care plans for a period of 24 months (30 months in the case of Mr. Wagman);

•	Outplacement services; and

•	The employee's outstanding equity-based compensation awards shall become vested and exercisable.
If the employee’s employment with the Company is terminated as a result of death or disability, the employee or his or her estate will be entitled to receive salary and other compensation accrued through the termination date and a pro rata bonus. If the employee’s employment with the Company is terminated for Cause or the employee resigns for other than Good Reason (as those terms are defined in the agreement) the employee will be entitled to receive salary and other compensation accrued through the termination date.
The agreement also contains confidentiality obligations on the part of the employee that survive indefinitely and requires that the employee deliver a release to the Company as a condition to receiving payments of benefits under the agreement. The agreement also provides that in the event of a dispute concerning an agreement, the Company will pay the legal fees of the employee.
Under the agreements, a “Change of Control” would include any of the following events:

•	any "person," as defined in the Exchange Act, acquiring 30% or more of our outstanding common stock or combined voting power of our outstanding securities, subject to certain exceptions;

•	during a two-year period, our current directors (or new directors approved by them) cease to constitute a majority of our board; and

•
a merger, consolidation, share exchange, reorganization or similar transaction involving the Company or any of its subsidiaries, a sale of substantially all the Company’s assets, or the acquisition of assets or stock of another entity by the Company (unless following such business combination transaction a majority of the Company’s directors continue as directors of the resulting entity, the holders of the outstanding voting securities of the Company immediately prior to such an event continue to own shares or other securities that represent more than 50% of the combined voting power of the resulting entity after such event in substantially the same proportions as their ownership prior to such business combination transaction, and no person owns 30% or more of the resulting entity’s common stock or voting securities).

In the event of a change of control of the Company, certain unpaid benefits under the Severance Policy would be accelerated and paid out upon the change of control. The Change of Control Agreements with the Company’s executive officers were amended to address the potential overlap of benefits under the Change of Control Agreement and the Severance Policy. As a result of these revisions, in the event of a change of control of the Company, a Covered Executive who is a party to a Change of Control Agreement will generally be eligible only for the benefits under the Change of Control Agreement (and not Severance Policy benefits). Moreover, if a Covered Executive had already received benefits under the Severance Policy, such received benefits would reduce or offset the benefits (to the extent that they are the same type of benefit) that are otherwise provided to the Covered Executive under the Change of Control Agreement.

Other Change of Control Payments

            Pursuant to the terms of our Equity Incentive Plan, upon a change of control, equity awards granted prior to 2016 become immediately exercisable, restrictions thereon lapse and maximum payout opportunities are deemed earned, as the case may be, as of the effective date of the change of control. Pursuant to the terms of our Long Term Incentive Plan, upon a change of control, all performance periods are deemed to end as of the end of the calendar quarter coincident with or next following the change of control, each performance award will vest, the Compensation Committee will calculate the amount of each such performance award (taking into account the decreased length of the performance period and the time value of money because of early payment), and the performance awards will be paid to the participants.
The following table summarizes the value of payments and benefits that our named executive officers would have received under the circumstances described in the table assuming the event occurred on December 31, 2015. The table excludes amounts accrued through December 31, 2015 that would be paid in the normal course of continued employment, such as accrued but unpaid salary, earned MIP awards for the one year performance period ended December 31, 2015, and the amount of earned LTIP awards for the three year performance period ended December 31, 2014 that were not subject to deferred payment.

	Involuntary Termination (1)(2)	Change of Control	Involuntary Termination Following a Change of Control (1)	Death or Disability
Robert L. Wagman
Cash Severance	$2,411,250	$—	$4,562,330	$—
Unvested and Accelerated Share Based Awards	4,512,234	5,115,708	5,115,708	5,115,708
Long-Term Incentive Plan (3)	911,947	911,947	911,947	935,867
Medical and Dental Benefits (4)	29,906	—	49,843	—
Other Benefits and Perquisites (5)	—	—	—	—
Total	$7,865,337	$6,027,655	$10,639,828	$6,051,575
John S. Quinn
Cash Severance	$1,391,250	$—	$1,748,333	$—
Unvested and Accelerated Share Based Awards	2,738,227	3,161,402	3,161,402	3,161,402
Long-Term Incentive Plan (3)	517,026	517,026	517,026	529,550
Medical and Dental Benefits (4)	45,267	—	60,356	—
Other Benefits and Perquisites (5)	—	—	—	—
Total	$4,691,770	$3,678,428	$5,487,117	$3,690,952
Dominick Zarcone
Cash Severance	$1,125,000	$—	$1,500,000	$—
Unvested and Accelerated Share Based Awards	2,354,874	4,481,449	4,481,449	4,481,449
Long-Term Incentive Plan (3)	80,438	80,438	80,438	88,750
Medical and Dental Benefits (4)	53,150	—	70,867	—
Other Benefits and Perquisites (5)	—	—	—	—
Total	$3,613,462	$4,561,887	$6,132,754	$4,570,199
Walter P. Hanley
Cash Severance	$690,000	$—	$1,306,667	$—
Unvested and Accelerated Share Based Awards	1,980,380	2,997,875	2,997,875	2,997,875
Long-Term Incentive Plan (3)	402,467	402,467	402,467	411,333
Medical and Dental Benefits (4)	30,178	—	60,356	—
Other Benefits and Perquisites (5)	—	—	—	—
Total	$3,103,025	$3,400,342	$4,767,365	$3,409,208
Victor M. Casini
Cash Severance	$690,000	$—	$1,306,667	$—
Unvested and Accelerated Share Based Awards	1,924,202	2,925,874	2,925,874	2,925,874
Long-Term Incentive Plan (3)	402,467	402,467	402,467	411,333
Medical and Dental Benefits (4)	30,178	—	60,356	—
Other Benefits and Perquisites (5)	—	—	—	—
Total	$3,046,847	$3,328,341	$4,695,364	$3,337,207
Steven Greenspan
Cash Severance	$611,250	$—	$1,155,000	$—
Unvested and Accelerated Share Based Awards	659,356	1,049,761	1,049,761	1,049,761
Long-Term Incentive Plan (3)	304,249	304,249	304,249	312,783
Medical and Dental Benefits (4)	29,485	—	58,970	—
Other Benefits and Perquisites (5)	—	—	—	—
Total	$1,604,340	$1,354,010	$2,567,980	$1,362,544

(1)
Involuntary Termination means termination of employment by the Company without Cause (as defined in the Severance Policy or Change of Control Agreement) or resignation of employment by the named executive officer for Good Reason (as defined in the Severance Policy or Change of Control Agreement).

(2)
The amount shown for the Cash Severance payment would be paid out in equal monthly installments over the Severance Period (18 or 12 months). The Unvested and Accelerated Share Based Awards amount represents the value of share-based awards (using the market value of LKQ common stock on the last trading day of 2015, $29.63) that would continue to vest during the Severance Period (18 or 12 months).

(3)
The payout amount under the Long Term Incentive Plan in the event of an involuntary termination, a change of control, or an involuntary termination following a change of control is calculated based on the actual performance of the Company. The payment amount in the event of death or disability is calculated assuming that the target performance metrics were met.

(4)
Medical and Dental Benefits reflect the lump sum payment to each named executive officer in the event that the terms of the Company’s Health Plans (as defined in the agreement) do not allow participation subsequent to a termination or Change of Control. In the event the Health Plans do allow participation, such benefits paid by the Company will be dependent on actual claims incurred due to the self-insured nature of the Company’s plans. Medical and dental benefits are reduced to the extent that the individual becomes covered under a group health or dental plan providing comparable benefits.

(5)
In addition to the benefits shown, each named executive officer is entitled to receive outplacement services at the expense of the Company. The amounts to be incurred by the Company for such services would be dependent on the terms and conditions of the services, which would be determined prior to the termination date or Change of Control date.

Other than as described above, we do not have any pension, change in control, severance or other post-termination plans or arrangements.

OTHER INFORMATION
Principal Stockholders
The following table sets forth, as of March 7, 2016, certain information regarding the beneficial ownership of our common stock by:

•	each person known by us to be the beneficial owner of 5% or more of the outstanding common stock (based solely on a review of filings on Schedule 13G or 13D with the SEC);

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

	Shares Beneficially Owned (2)
Name and Address of Beneficial Owner (1)	Number	Percent
Artisan Partners Limited Partnership, 875 East Wisconsin Ave, Milwaukee, WI 53202 (3)	27,897,083	9.1%
BlackRock, Inc., 40 East 52nd Street, New York, New York 10022 (3)	23,957,417	7.8%
The Vanguard Group, 100 Vanguard Blvd, Malvern, PA 19355 (3)...........................................	19,638,686	6.4%
Sukhpal Singh Ahluwalia.....................................................................................................	—	*
A. Clinton Allen (4)	382,976	*
Ronald G. Foster	44,621	*
Robert M. Hanser	—	*
Joseph M. Holsten	310,534	*
Blythe J. McGarvie	16,185	*
Paul M. Meister (5)	311,375	*
John F. O'Brien	116,969	*
Guhan Subramanian	9,119	*
William M. Webster, IV (6)	922,269	*
Robert L. Wagman	456,031	*
John S. Quinn	341,134	*
Dominick Zarcone (7)	60,489	*
Walter P. Hanley (8)	128,036	*
Victor M. Casini (9)	503,682	*
Steven Greenspan (10)	193,638	*
All directors and executive officers as a group (19 persons)	3,955,864	1.3%

*	Represents less than 1% of our outstanding common stock.
(1)	Unless otherwise specified, the address of each such person is c/o LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661.
(2)
Shares are considered beneficially owned, for the purpose of this table only, if held by the person indicated as beneficial owner, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated in these footnotes. The numbers and percentages of shares owned by our directors and executive officers include in each case shares subject to currently outstanding equity awards that were exercisable or scheduled to vest within 60 days of March 7, 2016 as follows: Sukhpal Singh Ahluwalia - 0; A. Clinton Allen - 140,000; Ronald G. Foster - 0; Robert M. Hanser - 0; Joseph M. Holsten - 64,000; Blythe J. McGarvie - 0; Paul M. Meister - 140,000; John F. O'Brien - 0; Guhan Subramanian - 0; William M. Webster, IV - 60,000; Robert L. Wagman - 202,000; John S. Quinn - 160,000; Dominick Zarcone - 23,873; Walter P. Hanley - 0; Victor M. Casini - 180,000; Steven Greenspan - 156,000; and all directors and executive officers as a group - 1,235,873.

(3)	Based solely on Schedule 13G or 13G/A filed by BlackRock, Inc. on January 26, 2016, The Vanguard Group on February 10, 2016, and Artisan Partners Limited Partnership on February 2, 2016.
(4)	Includes 8,000 shares held by an IRA, of which Mr. Allen is the beneficiary, and 39,300 shares owned by Mr. Allen's wife.
(5)	Includes 171,375 shares owned by Mr. Meister that are pledged as security to financial institutions.
(6)
Includes 465,142 shares owned by a trust of which Mr. Webster's spouse is the trustee and beneficiary, and 3,600 shares owned by a limited partnership of which Mr. Webster is the sole limited partner. Does not include shares owned by a trust of which Mr. Webster's children are beneficiaries, of which Mr. Webster is not a trustee, and as to which none of Mr. Webster or any of his children have voting or investing power.

(7)	Includes 1,600 shares owned by Mr. Zarcone's wife.
(8)	Includes 48,946 shares owned by Mr. Hanley's wife.
(9)	Includes 231,766 shares owned by a trust of which Mr. Casini and his wife are co-trustees and Mr. Casini is a beneficiary.
(10)	Includes 1,000 shares owned by Mr. Greenspan's wife.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, and any other person who owns more than 10% of our common stock, to file reports with the SEC regarding their ownership of our common stock and changes in such ownership. Based on our review of copies of these reports, we believe that during 2015 such persons have complied with their filing requirements, except that the Form 4s for the eight non-employee directors that received grants of restricted stock units on May 12, 2015 were filed on May 18, 2015 (two business days late).
Certain Transactions
Transactions with Related Persons
On November 7, 2014, the Company and Mr. Ahluwalia, a member of our Board of Directors and the Chairman of Euro Car Parts Limited, an indirect wholly-owned subsidiary of the Company (“ECP”), entered into an employment agreement (the “Service Agreement”). The key terms of the Service Agreement include (a) a three-year term, (b) duties that include overseeing the formulation of ECP’s business strategy, (c) an annual base salary of £350,000 and a potential bonus of up to £150,000 upon the achievement of budgeted financial targets by the Company’s business in the United Kingdom, and (d) agreements by Mr. Ahluwalia for a period ending 12 months after his termination date not to compete with, solicit customers of or solicit key employees of the Company’s United Kingdom business. In connection with Mr. Ahluwalia's election to the Board of Directors of the Company, Mr. Ahluwalia and the Company also entered into an Indemnification Agreement in a form substantially identical to the Indemnification Agreements currently in place with the executive officers and other directors of the Company. ECP leases warehouse space in Wembley, England from an affiliate of Mr. Ahluwalia. The annual rent under the lease is £520,000 plus common area expenses.

On February 23, 2016, the Audit Committee of our Board of Directors approved the engagement of PricewaterhouseCoopers LLP (“PwC”) to perform valuation services relating to the Company’s pending acquisition of Rhiag-Inter Auto Parts Italia S.p.A for financial reporting and tax services.  Mr. Wagman, a member of our Board of Directors and our President and Chief Executive Officer, has a brother who is a partner of PwC.  The approximate amount involved in this transaction is $200,000.

The brother of A. Clinton Allen, a member of our Board of Directors, is an employee of ours in the position of Regional Sales Manager.  For his services in 2015, the total compensation of Mr. Allen’s brother was $127,000.
Related Party Transactions Policy
We have a written Related Party Transactions Policy that provides, and our Audit Committee charter specifies, that the Audit Committee's responsibilities include the review and approval of all transactions between us and any persons affiliated with us that would be required to be disclosed pursuant to the rules and regulations of the SEC. The factors that the Audit Committee would consider as part of its review of related party transactions include whether the terms of the transaction are fair to the Company, the business reasons for the Company to enter into the transaction, the effect of the transaction on the independence of a related party that is an outside director, and whether the transaction would present an improper conflict of interest for the related party.
Solicitation of Proxies
Our Board of Directors is soliciting your proxy by mail. Your proxy may also be solicited by our directors, officers or other employees personally or by mail, telephone, facsimile or otherwise. These persons will not be compensated for their services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the proxy soliciting material to the beneficial owners of stock held of record by them. The entire cost of the solicitation by our Board of Directors will be borne by us.
Delivery of Proxy Materials to Households
Rules of the SEC permit us to use a method of delivery that people often refer to as “householding.” For stockholders who request to receive our proxy materials by mail, householding permits us to mail a single set of proxy materials to any household where two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts, unless we receive contrary instructions from any such stockholder. In addition, certain intermediaries (i.e., brokers, banks or other nominees) have notified us that they will household proxy materials for our 2016 Annual Meeting. For voting purposes, these materials will include a separate proxy card for each account at the shared address. We will deliver promptly, if you request orally or in writing, a separate copy of our 2016 Proxy Statement and our 2015 Annual Report to any stockholder at the same address. If you wish to receive a separate copy of our 2016 Proxy Statement and our 2015 Annual Report, then you may contact our Investor Relations Department (a) by mail at LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, (b) by telephone at 877-LKQ-CORP (toll free), or (c) by e-mail at irinfo@lkqcorp.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our proxy statement and annual report may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, so long as the broker, bank or other nominee has elected to household proxy materials.
Submitting Your Proposals for the 2017 Annual Meeting
According to the rules of the SEC, if you want to submit a proposal for inclusion in the proxy materials to be distributed by us in connection with our 2017 annual meeting of stockholders, you must do so no later than November 21, 2016. Your proposal should be submitted in writing to the Corporate Secretary of the Company at our principal executive offices.
For proposals that are not submitted for inclusion in the proxy materials but instead are sought to be presented directly at our 2017 annual meeting, our bylaws require that in order for you to properly bring any business before any meeting of stockholders, including nominations for the election of directors, you must provide written notice, delivered to the Corporate Secretary of the Company at our principal executive offices, not less than 90 nor more than 120 days prior to the one year anniversary of the previous year's meeting date. In the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, your notice, in order to be timely, must be received by us not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we mailed our notice or gave other disclosure of the meeting date. Your notice must include your name and address as it appears on our records and the number of shares of our capital stock you beneficially own as well as information about any derivative transactions by you involving our capital stock. In addition, (1) for proposals other than nominations for the election of directors, your notice must include a description of the business you want brought before the meeting, your reasons for conducting that business at the meeting, and any material interest you have in that business, and (2) for proposals relating to nominations of directors, your notice must also include with respect to each person nominated, among other things, the information required by Regulation 14A under the Exchange Act.

General
It is important that your proxy be returned promptly. Whether or not you are able to attend the meeting, you are urged, regardless of the number of shares owned, to submit your vote.

By Order of the Board of Directors

Victor M. Casini
Senior Vice President,
General Counsel and Corporate Secretary

Appendix A
LKQ CORPORATION
MANAGEMENT INCENTIVE PLAN
SECTION 1
BACKGROUND, PURPOSE AND DURATION
1.1 Effective Date. The Plan was adopted by the Committee of the Board on March 7, 2011, subject to stockholder approval, and approved by the stockholders as of May 2, 2011.
1.2 Purpose of the Plan. The Plan is intended to increase stockholder value and the success of the Company by motivating key employees (1) to perform to the best of their abilities, and (2) to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such employees with incentive awards based on the achievement of goals relating to the performance of the Company. The Plan is intended to permit the payment of bonuses that qualify as performance-based compensation under section 162(m) of the Code.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1 “Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period. Each Actual Award is determined by the Payout Formula for the Performance Period, subject to the Committee’s authority under Section 3.6 to eliminate or reduce the award otherwise determined by the Payout Formula.
2.2 “Affiliate” means any corporation or other entity (including, but not limited to, partnerships and joint ventures) controlled by the Company.
2.3 “Base Salary” means as to any Performance Period, the Participant’s weighted average annualized during the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to any Company or Affiliate sponsored deferred compensation plan.
2.4 “Board” means the Board of Directors of the Company.
2.5 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated thereunder, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.6 “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board (pursuant to Section 5.1) to administer the Plan.
2.7 “Company” means LKQ Corporation, a Delaware corporation, or any successor thereto.
2.8 “Determination Date” means the latest possible date that will not jeopardize a Target Award or Actual Award’s qualification as performance-based compensation under section 162(m) of the Code.
2.9 “Disability” means any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months or receipt by a Participant of income replacement benefits for a period of not less than three (3) months under an applicable disability benefit plan of the Company or an Affiliate.
2.10 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.11 “Fiscal Year” means the fiscal year of the Company.
2.12 “Individual Objectives” means quantifiable objectives determined by the Committee that will measure the individual’s performance of his or her overall duties to the Company which may include, without limitation, any enumerated Performance Goal, measures related to long-term strategic plans, and measures related to succession plans.
2.13 “Maximum Award” means as to any Participant for any Performance Period, $5 million.
2.14 “Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.
2.15 “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 3.4 in order to determine the Actual Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.
2.16 “Performance Period” means any period of time that does not exceed three Fiscal Years, as determined by the Committee in its sole discretion.
2.17 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant for a Target Award for a Performance Period. As determined by the Committee, the Performance Goals for any Target Award applicable to a Participant may provide for a targeted level or levels of achievement using one or more of the following measures: (i) revenue, (ii) gross margin, (iii) operating margin, (iv) operating income, (v) pre-tax profit, (vi) pre-tax margin, (vii) earnings before interest, taxes, depreciation and amortization, (viii) net income, (ix) cash flow, (x) operating expenses, (xi) the market price of the Shares, (xii) earnings per share, (xiii) earnings yield, (xiv) total stockholder return, (xv) return on capital, (xvi) return on assets, (xvii) product quality, (xviii) economic value added, (xix) number of customers, (xx) market share, (xxi) return on investments, (xxii) profit after taxes, (xxiii) customer satisfaction, (xxiv) business divestitures and acquisitions, (xxv) supplier awards from significant customers, (xxvi) new product development, (xxvii) working capital, (xxviii) Individual Objectives, and (xxix) return on net assets. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be measured, as applicable, (i) in absolute terms, (ii) in relative terms (including, but not limited to, against another company or companies), (iii) on a per-share basis, (iv) against the performance of the Company as a whole or a segment of the Company, and (v) on a pre-tax or after-tax basis. The Committee shall have the discretion on or before the Determination Date to include or exclude unusual, atypical or non-recurring items in the definition of the Performance Goals.
2.18 “Plan” means the LKQ Corporation Management Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.19 “Shares” means shares of the Company’s common stock.
2.20 “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 3.3.

2.21 “Termination of Employment” means a cessation of the employee-employer relationship between an Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-employment by the Company or an Affiliate.
SECTION 3
SELECTION OF PARTICIPANTS AND DETERMINATION OF AWARDS
3.1 Selection of Participants. The Committee, in its sole discretion, shall select the Employees who shall be Participants for any Performance Period. Participation in the Plan is in the sole discretion of the Committee, and on a Performance Period by Performance Period basis. Accordingly, an Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of being selected for participation in any subsequent Performance Period.

3.2 Determination of Performance Goals. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing.
3.3 Determination of Target Awards. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing.
3.4 Determination of Payout Formula or Formulae. Each Payout Formula (a) shall be in writing, (b) shall be based on a comparison of actual performance to the Performance Goals, (c) shall provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) may provide for an Actual Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Actual Award for any Performance Period exceed his or her Maximum Award.
3.5 Date for Determinations. The Committee shall make all determinations under Section 3.1 through 3.4 on or before the Determination Date.
3.6 Determination of Actual Awards. After the end of each Performance Period, the Committee shall certify in writing the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Actual Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. A Participant must be employed by the Company or one of its subsidiaries or affiliates on the last day of the Performance Period to be eligible for an Actual Award; provided, however, that the Committee, in its sole discretion, may determine that a Participant who incurs a Termination of Employment as a result of death, Disability or retirement prior to the end of the Performance Period may still receive an Actual Award if the Performance Goals for the Performance Period are met. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Actual Award payable to any Participant below that which otherwise would be payable under the Payout Formula.
SECTION 4
PAYMENT OF AWARDS
4.1 Right to Receive Payment. Each Actual Award that may become payable under the Plan shall be paid solely from the general assets of the Company or the Affiliate that employs the Participant (as the case may be), as determined by the Committee. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Actual Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled.

4.2 Timing of Payment. Subject to Section 3.6, payment of each Actual Award shall be made as soon as administratively practicable following completion of the audit of the Company’s year end financial statements, but in no event later than the last day of the calendar year following the calendar year in which the applicable Performance Period has ended.
4.3 Form of Payment. Each Actual Award normally shall be paid in cash (or its equivalent) in a single lump sum. However, the Committee, in its sole discretion, may declare any Actual Award, in whole or in part, payable in Shares of restricted stock, restricted stock units and/or options granted under the Company’s equity incentive plan. The number of Shares of restricted stock and/or restricted stock units granted shall be determined in the sole and absolute discretion of the Committee and generally shall be determined by dividing the cash amount foregone by either (i) an average of the fair market value of a Share over a period of time prior to the date of grant of the restricted stock or restricted stock units, or (ii) the fair market value of a Share on the date that the cash payment otherwise would have been made, rounded up to the nearest whole number of shares. For this purpose, “fair market value” shall have the same meaning as provided by the applicable equity incentive plan under which the award shall be granted. The number of options granted shall generally be determined by dividing the cash amount foregone by an option pricing model determined by the Committee (e.g., Black-Scholes), rounded up to the nearest whole number of shares. Any restricted stock, restricted stock units or options so awarded may be subject to such additional vesting over a period of not more than five years, and/or be subject to additional vesting conditions, including specifically additional Performance Goals, as determined by the Committee. The number of Shares of restricted stock and/or restricted stock units granted pursuant to this Section 4.3 may be increased or decreased if such new award is granted by the Committee subject to Performance Goals and such increase or decrease otherwise meets all the performance-based compensation requirements of section 162(m) of the Code.
SECTION 5
ADMINISTRATION
5.1 Committee is the Administrator. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) members of the Board. The members of the Committee shall be appointed from time to time by, and serve at the pleasure of, the Board. Each member of the Committee shall qualify as an “outside director” under section 162(m) of the Code. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify.
5.2 Committee Authority. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees shall be granted awards, (b) prescribe the terms and conditions of awards, (c) interpret the Plan and the awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees who are foreign nationals or employed outside of the United States, (e) bifurcate the Plan and treat Participants differently as provided by Section 8.1, (f) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (g) interpret, amend or revoke any such rules.
5.3 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.
5.4 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company; provided, however, that the Committee may delegate its authority and powers only with respect to awards that are not intended to qualify as performance-based compensation under section 162(m) of the Code.
SECTION 6
GENERAL PROVISIONS
6.1 Tax Withholding. The Company or an Affiliate, as determined by the Committee, shall withhold all applicable taxes from any Actual Award, including any federal, state and local taxes.
6.2 No Effect on Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or an Affiliate, as applicable, to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Employment.
6.3 Participation. No Employee shall have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. Participation in this Plan shall not give any Employee the right to participate in any other benefit, stock or deferred compensation plan of the Company or any Affiliate.
6.4 Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
6.5 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.
6.6 Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 6.6. All rights with respect to an award granted to a Participant shall be available during his or her lifetime only to the Participant.
6.7 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.
SECTION 7
AMENDMENT, TERMINATION AND DURATION
7.1 Amendment, Suspension or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Target Award theretofore granted to such Participant. No award may be granted during any period of suspension or after termination of the Plan.
7.2 Duration of the Plan. The Plan shall commence on the date specified herein, and subject to Section 7.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter.
SECTION 8
LEGAL CONSTRUCTION
8.1 Section 162(m) Conditions; Bifurcation of Plan. It is the intent of the Company that the Plan and the awards paid under the Plan to Participants who are or may become persons whose compensation is subject to section 162(m) of the Code, satisfy any applicable requirements of section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent shall be disregarded. The provisions of the Plan may be bifurcated by the Board or the Committee at any time so that certain provisions of the Plan, or any award, required in order to satisfy the requirements of section 162(m) of the Code are only applicable to Participants whose compensation is subject to section 162(m) of the Code.
8.2 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
8.3 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
8.4 Requirements of Law. The granting of awards under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
8.5 Governing Law. The Plan and all awards shall be construed in accordance with and governed by the laws of the State of Illinois, but without regard to its conflict of law provisions.
8.6 Section 409A of the Code. It is intended that the Plan shall be exempt from Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), pursuant to the requirement that all payments hereunder shall be paid within the applicable short-term deferral period as set forth in Section 1.409A-1(b)(4) of the final regulations issued under Section 409A. The Committee shall administer and interpret the Plan in a manner consistent with this short-term deferral exception and any other regulations or other Internal Revenue Service guidance issued with respect to Section 409A.
8.7 Bonus Plan. The Plan is intended to be a “bonus program” as defined under U.S. Department of Labor regulation section 2510.3-2(c) and shall be construed and administered by the Company in accordance with such intention.
8.8 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

Appendix B

Amended and Restated
LKQ Corporation Long Term Incentive Plan
1.        Purpose. The purpose of the LKQ Corporation Long Term Incentive Plan (the “Plan”) is to advance the interests of LKQ Corporation (the “Company”) by providing for long-term performance awards for officers and other key persons of the Company or one or more of its subsidiaries so as to attract and retain such persons, make their compensation competitive with other opportunities, and cause them to strive to increase the Company’s cumulative returns to its stockholders.
2.        Administration. The Plan shall be administered (the “Administrator”) by the Compensation Committee of the Board of Directors of the Company. The Board of Directors of the Company (the “Board”) may hereafter in its discretion designate the Board or a committee thereof to administer the Plan, in which event such other administrator shall be deemed the “Administrator” hereunder.
3.        Participants; Performance Periods; Portion of Awards.
(a)    Participants in the Plan shall be selected by the Administrator.
(b)    For purposes hereof, each “Performance Period” during the term of the Plan shall begin on January 1 and shall terminate on December 31 of the third calendar year ending thereafter.
(c)    If a person becomes a participant in the Plan during any Performance Period, the participant’s award for such Performance Period shall be prorated to reflect such participant’s actual number of full months of participation.
4.        Performance Awards.
(a)    Subject to Section 4(d) below, each participant in the Plan shall be entitled to a performance award equal to the product of such participant’s annual base salary (as of the last day of the applicable Performance Period) multiplied by such participant’s “Award Percentage” (as defined in Section 4(b) below).
(b)    The Administrator shall assign for each Participant (1) a range of base salary percentages (the “EPS Component”) to a range of EPS Growth percentages; (2) a range of base salary percentages (the “Revenue Component”) to a range of Revenue Growth percentages; and (3) a range of base salary percentages (the “ROE Component”) to a range of ROE Growth points. For purposes of the Plan, the number and percentages assigned to a particular participant pursuant to the immediately preceding sentence shall be collectively referred to as the “Award Components.” A sample Award Component Matrix is attached hereto as Exhibit 1. Each participant’s “Award Percentage” shall mean the sum of (1) the EPS Component that corresponds to the Company’s EPS Growth, (2) the Revenue Component that corresponds to the Company’s Revenue Growth, and (3) the ROE Component that corresponds to the Company’s ROE Growth. For purposes of the Plan:
(i)        “EPS Growth” shall mean the percentage growth of the Company’s diluted net income per share, as disclosed by the Company on its audited financial statements, from the “Base Year” (as defined below) to the “Final Year” (as defined below).0
(ii)        “Revenue Growth” shall mean the percentage growth of the Company’s revenue, as disclosed by the Company on its audited financial statements, from the Base Year to the Final Year.

(iii)        “ROE Growth” shall mean the amount (expressed in basis points) by which the Company’s return on equity (total net income for such year divided by the average total stockholders’ equity for the four quarters of such year) for the Final Year exceeds the Company’s return on equity for the Base Year.
(iv)        “Base Year” shall mean the year ended December 31 in the year immediately preceding the applicable Performance Period.
(v)        “Final Year” shall mean the year ended on the last day of such Performance Period.
(vi)        On or before the latest possible date that will not jeopardize the qualification of awards for treatment as “performance-based compensation” under Section 162(m) of the Code (to the extent applicable), the Committee shall have the discretion to include or exclude unusual, atypical or non-recurring items in determining the Award Components for a particular Performance Period.

(c)    In the event of any change in corporate capitalization of the Company, such as a stock split, stock dividend or other distribution of stock, a proportionate adjustment shall be made to the calculation of the awards granted hereunder.
(d)    Notwithstanding any other provisions of the Plan to the contrary, the following provisions shall be applicable to participation in the Plan by any individual whose total compensation for any year exceeds the amount specified by Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), if any portion of such participant’s compensation would otherwise be non-deductible by the Company pursuant to that Section:
(i)        Each such participant’s performance award for any Performance Period shall be based solely on the achievement of the goals applicable pursuant to Section 4(b) above.
(ii)        With respect to each such participant, no bonus shall be payable hereunder except upon written certification by the Administrator that the applicable performance goals have been satisfied to a particular extent.
(iii)        The specific performance goals to be attained for the year shall be determined by a committee consisting of at least two members of the Board each of whom shall qualify as an “outside director” (within the meaning of Section 162(m) of the Code).
(iv)        The specific performance goals shall be established by such committee no later than 90 days after the beginning of the Performance Period to which they relate.
5.        Payment of Awards.
(a)    Performance awards for each Performance Period commencing after December 31, 2014 shall be paid in full in cash (a “Cash Award”) as soon as practicable after the end of the Performance Period (but in no event later than March 15 of the year following the end of the Performance Period). Performance awards for Performance Periods commencing prior to December 31, 2014 shall be payable as follows:
(i) An amount equal to 50% of the performance award shall be paid in cash (also, a “Cash Award”) as soon as practicable after the end of the Performance Period (but in no event later than March 15 of the year following the end of the Performance Period) and
(ii) An amount equal to 50% of the performance award (the “Deferred Award”), including interest thereon as set forth in the next two sentences, shall be paid in cash as soon as practicable after the date of vesting (but in no event later than March 15 of the year following the date of vesting), determined pursuant to Section 6 hereof. An amount equal to the Deferred Award granted to each participant pursuant hereto shall be credited to a bookkeeping account maintained by the Company in the name of each participant (a “Deferred Account”) as of the last day of each Performance Period with respect to which a Deferred Award is payable. The Deferred Account shall accrue interest from the first day after the end of the applicable Performance Period until the date such portion has vested, at a rate per annum equal to the Prime Rate (as published in The Wall Street Journal) adjusted quarterly on the first day of each January, April, July and October.

(b)    The maximum amount of a performance award that may be awarded pursuant to Section 4(b) hereof to a participant with respect to any Performance Period pursuant to this Plan shall be $1,000,000; provided, however, that such amount shall be increased to $3,000,000 for any performance award paid after such higher limit is approved by the stockholders of the Company in accordance with section 162(m) of the Code.

6.        Vesting.

(a)    Except as set forth in this Section 6(a), in Section 6(b) and in any severance policy adopted from time to time by the Company, a participant whose employment with the Company or one of its subsidiaries is terminated during any Performance Period shall not be entitled to the payment of a performance award under the Plan for such Performance Period. A participant (or his beneficiary designated pursuant to Section 9 hereof) whose employment with the Company or one of its subsidiaries is terminated during any Performance Period due to death or Disability shall receive an award for such Performance Period (calculated assuming that the target award would have been achieved) prorated to reflect the participant’s full number of months of participation, without regard to whether the Award Components are ultimately achieved with respect to the performance award relating to such Performance Period. For purposes of this Plan, “Disability” shall have the meaning ascribed to such term in the participant’s governing long-term disability plan. If no long-term disability plan is in place with respect to a participant, then with respect to the participant, Disability shall mean: (i) for the first 24 months of disability, that the participant is unable to perform his or her job; and (ii) thereafter, that the participant is unable to perform any and every duty of any gainful occupation for which the participant is reasonably suited by training, education or experience.

Notwithstanding the foregoing, for any performance awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code, Disability shall have the same meaning as set forth in any regulations, revenue procedures, revenues rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such plans.

(b) A participant (or his beneficiary designated pursuant to Section 9 hereof) whose employment with the Company or one of its subsidiaries is terminated due to Retirement during the Performance Period relating to any performance award granted under Section 4 shall be entitled to continue to vest in and receive any payments relating to such performance award(s) in accordance with the terms of the award and this Plan, subject to the condition that the participant remains in material compliance with the terms of any confidentiality, non-compete or non-solicitation agreement between the Company and the participant, as follows: (i) if the one year anniversary of the commencement of the Performance Period relating to the performance award has occurred as of the date of Retirement, then the participant shall be entitled to 100% of the performance award; and (ii) if the one year anniversary of the commencement of the Performance Period relating to the performance award has not occurred as of the date of Retirement, then the participant shall be entitled to a percentage of the performance award equal to a fraction, the numerator of which is the number of days between the commencement of the Performance Period and the date of Retirement and the denominator of which is 365.  Notwithstanding the foregoing, neither the participant nor his beneficiary designated pursuant to Section 9 hereof shall be entitled to receive any payment pursuant to this Section 6(b) unless (and only to the extent that) it is determined after the end of the applicable Performance Period that the Award Component goals are achieved. For purposes of this Plan, “Retirement” means the date a participant voluntarily terminates his/her employment with the Company or a subsidiary (A) on or after he/she has attained at least sixty (60) years of age and completed at least five (5) years of service with the Company or its subsidiaries or (B) under circumstances that the Administrator determines, in its sole discretion, qualify as a Retirement termination from the Company or a subsidiary; provided, however, that in the case of Robert L. Wagman the years of age in subsection (A) above shall be fifty-five (55).
(c)    A participant’s right to receive a Cash Award for any Performance Period shall vest on the close of business on the last day of such Performance Period.

(d) Except as set forth in this Section 6(d) and in any severance policy adopted from time to time by the Company, a participant’s right to receive a Deferred Award or any portion thereof for any Performance Period shall vest with respect to one-third of the Deferred Award on each one year anniversary of the end of the Performance Period to which the Deferred Award relates, over a total of three years; provided that if the participant is not an employee of the Company or one of its subsidiaries on any such date, then such award or any portion thereof shall not vest, except as hereinafter provided. If the participant is not an employee of the Company or one or more of its subsidiaries on any such date as a result of the participant’s Retirement, death or Disability, the participant or his beneficiary designated pursuant to Section 9 hereof shall be entitled to payment of the entire Deferred Award as soon as practicable after such Retirement, death or Disability.
7.        Change of Control. In the event of a Change of Control of the Company, (i) each Performance Period which has not yet ended shall end as of the calendar quarter coincident with or next following the date of such Change of Control, (ii)  each unpaid Cash Award from such Performance Periods and each unpaid Deferred Award, if any, from such Performance Periods and from prior Performance Periods shall vest as of the close of business on the last day of each such Performance Period (as determined in accordance with clause (i)), (iii) the Administrator shall cause the performance awards payable to participants to be promptly calculated, and (iv) the Company shall pay such performance awards to participants as promptly as practicable following the Administrator’s determination, notwithstanding any Plan provision to the contrary. In calculating the performance awards payable to participants in connection with a Change in Control, the Administrator shall (a) decrease the Award Components on a pro rata basis to account for the decreased length of the applicable Performance Period, and (b) discount the performance awards to account for the time value of money as required by Section 162(m) of the Code. For purposes of this Section 7, Change of Control shall have the same meaning as defined in the Company’s 1998 Equity Incentive Plan, as amended from time to time. Notwithstanding the foregoing, for any awards that constitute a nonqualified deferred compensation plan within the meaning of Section 409A(d) of the Code and provide for an accelerated payment in connection with a Change of Control, Change of Control shall have the same meaning as set forth in any regulations, revenue procedure, revenue rulings or other pronouncements issued by the Secretary of the United States Treasury pursuant to Section 409A of the Code, applicable to such plans.
8.        Participants’ Interest. A participant’s benefits hereunder shall at all times be reflected on the Company’s books as a general unsecured and unfunded obligation of the Company and the Plan shall not give any person any right or security interest in any asset of the Company nor shall it imply any trust or segregation of assets by the Company.

9.         Designation of Beneficiaries. A participant from time to time may name in writing any person or persons (who may be named concurrently, contingently or successively) to whom his or her benefits are to be paid if he or she dies before complete payment of such benefits. Each such beneficiary designation will revoke all prior designations by the participant with respect to the Plan, shall not require the consent of any previously named beneficiary, shall be in a form prescribed by the Administrator, and will be effective only when filed with the Administrator or its designee during the participant’s lifetime. If the participant fails to designate a beneficiary before his or her death, as provided above, or if the beneficiary designated by the participant dies before the date of the participant’s death or before complete payment of the participant’s benefits, the Company, in its discretion, may pay the remaining unpaid portion of the participant’s benefits to either (i) one or more of the participant’s relatives by blood, adoption or marriage and in such proportion as the Company determines; or (ii) the legal representative or representatives of the estate of the last to die of the participant and his or her designated beneficiary.
10.        Facility of Payment. If a participant or his or her beneficiary is entitled to payments under the Plan and in the Company’s opinion such person becomes in any way incapacitated so as to be unable to manage his or her financial affairs, the Company may make payments to the participant’s or such beneficiary’s legal representative, or to a relative or friend of the participant or beneficiary for such person’s benefit, or the Company may make payments for the benefit of the participant or beneficiary in any manner that it considers advisable. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment hereunder.
11.        Non-Alienation of Benefits. All rights and benefits under the Plan are personal to the participant and neither the Plan nor any right or interest of a participant or any person arising under the Plan is subject to voluntary or involuntary alienation, sale, transfer, or assignment without the Company’s consent.
12.        Withholding for Taxes. Notwithstanding any other provisions of this Plan, the Company may withhold from any payment made by it under the Plan such amount or amounts as may be required for purposes of complying with the tax withholding or other provisions of the Internal Revenue Code or the Social Security Act or any state’s income tax act or for purposes of paying any estate, inheritance or other tax attributable to any amounts payable hereunder.
13.        No Employment Rights. The Plan is not a contract of employment and participation in the Plan will not cause any participant to have any rights to continue as an employee of the Company (or any affiliated entity), or any right or claim to any benefit under the Plan, unless the right or claim has specifically vested under the Plan.
14.        Administrator or Company Determinations Final. Each determination provided for in the Plan shall be made by the Administrator or the Company, as the case may be, under such procedures as may from time to time be prescribed by the Administrator or the Company. Any such determination shall be conclusive. The Administrator, in its sole and absolute discretion, may reduce, but not increase, the amount of any award otherwise payable to a participant, based on any subjective or objective factors that the Administrator determines to be appropriate. Notwithstanding any other provisions of the Plan to the contrary, neither the Company nor the Administrator is empowered to make any determinations hereunder that cause the Plan to fail to comply with the requirements of Section 162(m) of the Code.
15.        Amendment or Termination. The Administrator may in its sole discretion terminate or amend the Plan from time to time. No such termination or amendment shall alter a participant’s right to receive a vested award under the Plan.
16.        Successors. Unless otherwise agreed to, the Plan is binding on and will inure to the benefit of any successor to the Company, whether by way of merger, consolidation, purchase or otherwise.

17.        Controlling Law. The Plan shall be constructed in accordance with the internal laws of the State of Illinois, and shall be operated and administered in accordance with §409A of the Code, to the extent applicable.
18.        Date of Adoption. The Plan has been adopted by the Compensation Committee of the Board as of January 27, 2006, subject to stockholder approval, and by the stockholders of the Company as of May 8, 2006. The Plan was re-approved by the stockholders of the Company as of May 2, 2011. The Plan was amended on May 7, 2012 and November 3, 2014.
19.         Compliance with Section 409A. The Plan is intended to comply with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, the Plan shall be interpreted, operated and administered consistent with this intent. In that regard, and notwithstanding any provision of the Plan to the contrary, the Company reserves the right to amend the Plan or any award granted under the Plan, by action of the Administrator, without the consent of any affected Participant, to the extent deemed necessary or appropriate for purposes of maintaining compliance with Section 409A of the Code and the regulations promulgated thereunder. In addition, any payments under the Plan of an amount that is deferred compensation under Section 409A of the Code in connection with a Participant’s termination of employment shall not be made earlier than six (6) months after the date of termination of employment to the extent required by Section 409A(a)(2)(B)(i) of the Code.

Exhibit 1

Award Component Matrix

Participant:
Performance Period:

EPS GROWTH (%)	EPS COMPONENT (%)

REVENUE GROWTH (%)	REVENUE COMPONENT (%)

ROE GROWTH (basis points)	ROE COMPONENT (%)

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E00513-P74234	KEEP THIS PORTION FOR YOUR RECORDS
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LKQ CORPORATION
The Board of Directors recommends you vote FOR
the following:
1.	Election of Directors
	Nominees:	For	Against	Abstain
	1a. Sukhpal Singh Ahluwalia	☐	☐	☐

	1b. A. Clinton Allen	☐	☐	☐		The Board of Directors recommends you vote FOR
proposals 2, 3, 4 and 5.
	1c. Robert M. Hanser	☐	☐	☐			For	Against	Abstain

	1d. Joseph M. Holsten	☐	☐	☐	2.	Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

	1e. Blythe J. McGarvie	☐	☐	☐

	1f. Paul M. Meister	☐	☐	☐	3.	Re-approval of our Management Incentive Plan to maintain qualification of payouts under the plan as tax-deductible performance-based compensation.	☐	☐	☐

	1g. John F. O Brien	☐	☐	☐

	1h. Guhan Subramanian	☐	☐	☐	4.	Re-approval of, and approval of an amendment to, our Long Term Incentive Plan to maintain qualification of payouts under the plan as tax-deductible performance-based compensation.	☐	☐	☐

	1i. Robert L. Wagman	☐	☐	☐

	1j. William M. Webster, IV	☐	☐	☐	5.	Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

								Yes	No
						Please indicate if you plan to attend this meeting		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)		Date

1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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E00514-P74234
LKQ CORPORATION
Annual Meeting of Stockholders
May 2, 2016 1:30 PM
This proxy is solicited by the Board of Directors

The undersigned appoints Victor M. Casini and Matthew J. McKay (the "Named Proxies") and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of LKQ CORPORATION, a Delaware corporation (the "Company"), the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 135 South LaSalle Street, 43rd Floor, Chicago, IL 60603, on Monday, May 2, 2016 at 1:30 P.M. Central Time and all adjournments thereof.

The Board of Directors of the Company recommends a vote "FOR" all nominees for director and "FOR" each proposal.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" all nominees for director and "FOR" each proposal. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

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Continued and to be signed on reverse side